Exhibit (p)(12)

Personal Securities

Trading Policy

Prudential Financial, Inc.- For Internal Use Only

Revised 1/9/2006 B Version

INTRODUCTION

As a leader in the financial services industry, Prudential Financial, Inc. (“Prudential” or “Company”) aspires to the highest standards of business conduct. Consistent with this standard, Prudential has developed a Personal Securities Trading Policy (“Policy”) incorporating policies and procedures followed by leading financial service firms. This Policy is designed to ensure Prudential and its associates comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) and the National Association of Securities Dealers (“NASD”) Conduct Rules, and to ensure that its associates conduct their personal trading in a manner consistent with Prudential’s policy of placing its shareholders’ and customers’ interests first.

This Policy sets forth insider trading standards and requirements, trade monitoring procedures, and personal trading restrictions for Prudential associates.

Section I sets forth Prudential’s Policy Statement On Insider Trading that applies to all Prudential associates. It is important that all Prudential associates read and understand this policy, which sets forth their responsibilities in connection with the use and disclosure of material nonpublic information.

Section II sets forth Prudential’s trade monitoring procedures and trade reporting obligations for Covered and Access Persons, including the authorized broker-dealer requirements.

Section III sets forth Prudential’s policy and restrictions relating to personal trading in securities issued by Prudential for Designated Persons and all other Prudential associates. Responsibilities for Section 16 Insiders are covered under a separate policy.

Section IV sets forth the additional trading policies and procedures applicable to associates of a Prudential broker-dealer.

Section V sets forth the additional trading policies and procedures applicable to associates of a Prudential portfolio management unit, trading unit or registered investment adviser.

Section VI sets forth the additional trading policies and procedures applicable to associates of the private asset management units of Prudential Investment Management (“PIM”).

Section VII sets forth the additional trading policies and procedures applicable to associates of Prudential Equity Group, Inc. (“PEG”).

If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of this Policy, please contact the Securities Monitoring Unit, Compliance Department.

The personal trading policy and trade monitoring procedures described in this Policy reflect the practices followed by leading financial service firms. No business unit or group

i

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

may adopt policies or procedures that are inconsistent with this Policy. However, business units may, with the prior approval of the Securities Monitoring Unit, adopt policies and procedures that are more stringent than those contained in this Policy.

ii

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

TABLE OF CONTENTS

INTRODUCTION	I
TABLE OF CONTENTS	III
I. PRUDENTIAL'S POLICY STATEMENT ON INSIDER TRADING	6
A. USE OF MATERIAL NONPUBLIC AND CONFIDENTIAL INFORMATION	6
B. PRUDENTIAL INSIDER TRADING RULES	7
C. WHAT IS NONPUBLIC INFORMATION?	8
D. WHAT IS MATERIAL INFORMATION?	8
E. “FRONT-RUNNING” AND “SCALPING”	9
F. PRIVATE SECURITIES TRANSACTIONS	10
G. CHARITABLE GIFTS	10
H. PENALTIES FOR INSIDER TRADING	10
1. PENALTIES FOR INDIVIDUALS	10
2. PENALTIES FOR SUPERVISORS	10
3. PENALTIES FOR PRUDENTIAL	10
II. SECURITIES TRADE MONITORING FOR COVERED AND ACCESS PERSONS	11
A. THE “SMARTS” SYSTEM	11
B. COVERED, ACCESS AND SUPERVISED PERSONS	11
C. TRADE REPORTING REQUIREMENTS	12
1. AUTHORIZED BROKER-DEALER REQUIREMENTS	12
2. AUTHORIZED BROKER-DEALER EXCEPTIONS	13
3. TRADE REPORTING REQUIREMENTS FOR EXCEPTION ACCOUNTS	13
4. REPORTING NEW ACCOUNTS	14
5. PERSONAL AND FAMILY MEMBER ACCOUNTS	14
6. REPORTABLE SECURITIES TRANSACTIONS	15
7. CONFIDENTIALITY OF TRADING INFORMATION	15
8. PROHIBITED TRANSACTIONS	15
9. ADDITIONAL REQUIREMENTS	16

III. POLICY AND RESTRICTIONS FOR PERSONAL TRADING IN SECURITIES ISSUED BY PRUDENTIAL BY DESIGNATED PERSONS                                                                                                    17

A. Designated Persons	17
B. Specific Trading Requirements	17
1. Brokerage Account Requirements for Designated Persons	18
2. Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers	18
3. Reporting New Accounts	19
4. Trading Windows/Blackout Periods	19
5. Preclearance of Trading in Securities Issued by Prudential	19
6. Prohibited Transactions	20
7. PESP	20
C. Supervisory Responsibilities	20
D. Violations to the Policy	20
IV. Trading Restrictions for Associates of Broker-Dealers	21
A. Trade Monitoring for Associates of a Broker-Dealer	21
1. Notification Requirements for Personal Securities Accounts	21
2. Annual Compliance Training and Sign-off	22

iii

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

3. REQUIREMENT FOR SUPERVISED PERSONS	22
B. RESTRICTIONS ON THE PURCHASE AND SALE OF INITIAL EQUITY PUBLIC OFFERINGS	22
C. PRIVATE SECURITIES TRANSACTIONS	23
D. ADDITIONAL RESTRICTIONS FOR PEG ASSOCIATES	24

V. TRADING RESTRICTIONS FOR PORTFOLIO MANAGEMENT AND TRADING UNITS AND REGISTERED INVESTMENT ADVISERS                                                                                                      25

A. Background	25
1. Advisers Act Requirements	25
2. Investment Company Act Requirements	25
B. Definitions	26
C. Conflicts of Interest	26
D. Mutual Fund Reporting and Trading Restrictions	27
1. Mutual Fund Holding Period	27
2. Policies Relating to Reporting and Trading Mutual Funds	28

E. Additional Trading Restrictions for Access and Investment Personnel of PIM and Quantitative Management Associates LLC (“QMA”)                                                                                                       29

1. Initial Public Offerings	29
2. Private Placements	29
3. Blackout Periods -- “7 Day Rule”	29
4. Short-Term Trading Profits	30
5. Short Sales	30
6. Options	30
F. Investment Clubs	31
G. Prohibited Transactions Involving Securities Issued by Prudential	31
H. Preclearance	31
I. Exemptions	31
J. Personal Trade Reporting	33
K. Personal Securities Holdings	33
L. Service as a Director	34
M. Gifts	34
N. Code Violations and Sanctions	34
O. Reports to Clients	34

P. Additional Trading Requirements for Access Persons of Global Portfolio Strategies Inc. (“GPSI”)                                                                                                                                                                   35

1. Initial Public Offerings	35
2. Private Placements	35
3. Restricted Lists	35
VI. Trading Restrictions of Private Asset Management Units	36
A. Background	36
B. Conflicts of Interest	36
C. Requirements of Private-Side Associates	37
D. Private-Side Monitored List & Global Private-Side Monitored List	38
E. Investment Clubs	38
F. Mutual Fund Reporting and Trading Restrictions	38
1. Mutual Fund Holding Period	39
2. Policies Relating to Reporting and Trading Mutual Funds	39

iv

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

G. Personal Securities Holdings	40
H. Private Placements	40
I. Initial Public Offerings	41
J. Additional Restrictions for Certain Units	41
1. Real Estate Units	41
2. Prudential Capital Group	41
VII. Policy for Prudential Equity Group LLC	42
A. Associated Persons’ Securities Accounts	42
1. Trade Monitoring at PEG	42
B. Definition of “Employee Account” and “Employee Related Account”	42
C. Investment Clubs	43
D. Personal Trading Restrictions	43
1. Purchases of Public Equity Offerings	43
2. Private Securities Transactions	43
3. Annual Compliance Training	43
4. 24 - Hour Research Report Restriction	43
E. Restricted List	44
F. Additional Trading Restrictions for Certain PEG Departments	44
1. Trading Restrictions	44
2. Preclearance Procedures	44
Exhibits	45
Exhibit 1 – Sample Letter to Brokerage Firm	45
Exhibit 2a – Acknowledgment of the Personal Securities Trading Policy - US	46
Exhibit 2b - Acknowledgment of the Personal Securities Trading Policy - International	48
Exhibit 3 – Compliance and Reporting of Personal Transactions	50
Exhibit 4 – Index Options On a Broad-Based Index that are Exempt from Preclearance	53
Exhibit 5 – Personal Securities Holdings Report	54
Exhibit 6 -- Section 16 Insiders and Designated Persons Preclearance Request Form	55
Exhibit 7 -- Non Proprietary Subadvised Mutual Funds	57

Exhibit 8 – Initial Public Offering and Private Placement Preclearance Form for Access Persons and Private-Side Associates                                                                                                                                                        58

Exhibit 9 – Exchange Traded Funds that are Exempt from Preclearance	59

v

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

I. PRUDENTIAL'S POLICY STATEMENT ON INSIDER TRADING

Prudential aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements to ensure the proper protection of material nonpublic information and to comply with laws and regulations governing insider trading.

A. Use of Material Nonpublic and Confidential Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. Company policy, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information.

•	You may not use material nonpublic information, obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit;
•

You must treat as confidential all information that is not publicly disclosed concerning Prudential’s financial information and key performance drivers, investment activity or plans, or the financial condition and business activity of Prudential or any company with which Prudential is doing business; and

•	If you possess material nonpublic information, you must preserve its confidentiality and disclose it only to other associates who have a legitimate business need for the information.
•

In the course of your business activities you may be involved in confidential analysis involving other external public companies. You must treat as confidential, all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for their personal benefit.

Under federal securities law, it is illegal to buy or sell a security while in possession of material nonpublic information relating to the security.1,2 It is also illegal to “tip” others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer’s securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (“SEC”). If you have any questions concerning the

_________________________

1 Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides for an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan (“Individual Trading Plan”). Certain Prudential employees may be eligible to enter into an Individual Trading Plan with respect to certain sales of Prudential securities and exercises of Prudential employee stock options. Any Individual Trading Plan must be precleared in accordance with Company policy. These individuals have been specifically notified.

2 In some circumstances, additional elements may be required for there to be a violation of law, including scienter and breach of a duty.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

law or a particular situation, you should consult with the Securities Monitoring Unit, Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer or the Securities Monitoring Unit so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section H. Violations of these rules also may result in discipline by Prudential up to and including termination of employment.

(1)

You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies.[3] This restriction applies to transactions for you, members of your family, Prudential or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security.

(2)

If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security, until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security.[4] In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information.

(3)

You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a “need to know”).

(4)

You should refrain from buying or selling securities issued by any companies about which you are involved in confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

_________________________

3 Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

4 For restrictions applicable to PEG trading department associates, see Section VII.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

C. What is Nonpublic Information?

Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither partial disclosure (disclosure of part of the information), nor the existence of rumors, is sufficient to consider the information to be public. If you are uncertain as to whether information is nonpublic, you should consult your Chief Compliance Officer, the Securities Monitoring Unit or the Law Department.

While you must be especially alert to sensitive information, you may consider information received directly from a designated company spokesperson to be public information unless you know or have reason to believe that such information is not generally available to the investing public. An associate working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

Example:

When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying “This is not generally known but . . .” In such a situation, the analyst should assume that the information is nonpublic.

D. What is Material Information?

There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy or sell a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult the Law Department, the Securities Monitoring Unit or your Chief Compliance Officer.

Material information may be about Prudential or another public company.

Examples:

•	Information about a company’s earnings or dividends (e.g., whether earnings will increase or decrease);
•	Information about a company’s physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);
•	Information about a company’s personnel (e.g., a valuable employee leaving or becoming seriously ill);

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

•	Information about a company’s pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);
•	Information about a company’s financial status (e.g., financial restructuring plans or changes to planned payments of debt securities); or
•	Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company generally should be considered material.

Information may be material even though it may not be directly about a company (e.g., if the information is relevant to that company or its products, business, or assets).

Examples:

•	Information that a company’s primary supplier is going to increase dramatically the prices it charges; or
•	Information that a competitor has just developed a product that will cause sales of a company’s products to plummet.

Material information may also include information about Prudential’s activities or plans relating to a company unaffiliated with Prudential.

Example:

Information that Prudential is going to enter into a transaction with a company, such as, for example, awarding a large service contract to a particular company.

E. “Front-running” and “Scalping”

Trading while in possession of information concerning Prudential’s trades is prohibited by Prudential’s insider trading rules and may also violate federal law. This type of trading activity is referred to as “front running” and “scalping”.

Front running occurs when an individual, with knowledge of Prudential’s trading intentions, knowingly makes a trade in the same direction as Prudential just before Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

Scalping is making a trade in the opposite direction just after Prudential’s trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

Example:

Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of Prudential in expectation that the large sale will depress its price, you are engaging in front running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

F. Private Securities Transactions

The antifraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material nonpublic information.

G. Charitable Gifts

If you are in possession of material nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H. Penalties for Insider Trading5

1. Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential up to and including termination of employment.

2. Penalties for Supervisors

The law provides for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, supervisors of an associate who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an associate is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as, restrictions placed on Prudential’s ability to conduct certain business activities including broker-dealer, investment adviser, and investment company activities.

_________________________

5 In addition to the penalties listed in this section, Prudential and/or Prudential associates could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan’s investment.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

II. Securities Trade Monitoring for Covered and Access Persons

A. The “SMARTS” System

Federal Law requires all broker-dealers and investment advisers to establish procedures to prevent insider trading by their associates. In addition, the Federal Sentencing Guidelines require companies to establish reasonable procedures to prevent and detect violations of the law. To comply with these and other similar laws and rules, Prudential has developed the Personal Securities Trading Policy to prevent the misuse of material nonpublic information about Prudential or other public companies. All employees are held to the general principles of the Policy to ensure the proper use of material nonpublic information.

However, certain employees are required to have their personal trading activities monitored and may be subject to additional restrictions. Prudential has established a program to monitor the personal securities trading of associates with routine access to nonpublic corporate information about Prudential or any external public company, portfolio management activities, nonpublic mutual fund holdings information or other sensitive information. These individuals are required to have their personal securities transactions monitored in the securities trade monitoring system known as “SMARTS” (Securities Monitoring Automated Reporting and Tracking System).

B. Covered, Access and Supervised Persons

Certain employees are classified as “Covered” or “Access” Persons (as defined below). These individuals are categorized based on the information to which they have access. Covered and Access Persons are required to report their personal securities transactions and conform to the authorized broker-dealer requirements (discussed below).

“Access Persons” - Associates who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations or have access to nonpublic portfolio holdings of mutual funds. See Section V for specific requirements. Certain Access Persons are subject to preclearance of all personal securities trading activity, while other Access Persons may only be subject to specific trading restrictions.

“Covered Persons” – Associates, other than Access Persons, who may have access to material nonpublic information about external public companies or those individuals who have a regulatory obligation to be monitored.6

_________________________

6 Private-Side Associates, as defined under Section VI of this policy (excluding employees of PMCC), are considered Access Persons under the Investment Advisers Act of 1940 due to their access to investment advisory client trading information. These individuals will continue to be called Covered Persons or Private-Side Associates under this Policy.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

In addition, certain individuals may be classified as Supervised Persons of a registered investment adviser. Supervised Persons are subject to the following requirements:

•           Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including this Policy and any amendments to the Code and/or Policy;

•	Comply with all applicable federal securities laws; and
•	Report any violations of the Code including this Policy to his/her Chief Compliance Officer or the Securities Monitoring Unit.

If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered or Designated Person, as defined in Section III.A., he/she is not required to report his/her personal securities trading activity and is not subject to the authorized broker-dealer requirements.

“Supervised Persons” are individuals who are officers, directors and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

If you are unsure as to whether you are an Access, Covered, or Supervised Person, contact your Chief Compliance Officer or the Securities Monitoring Unit. 7

C. Trade Reporting Requirements

1. Authorized Broker-Dealer Requirements

Covered and Access Persons are required to maintain personal brokerage accounts at an authorized broker-dealer. The authorized firms are Wachovia Securities, Pruco Securities, Charles Schwab, E*TRADE, Fidelity Investments, and Merrill Lynch. Covered and Access Persons can find information about each firm through the authorized broker-dealer website at http://authorizedbrokerdealers.prudential.com/. The account types that are subject to the authorized broker-dealer requirements are listed below in Section C.4. Covered and Access Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to insure that transactions are sent to Prudential via electronic feed.8

Prudential Financial, Inc. securities held at Computershare Trust Company, N.A. (“Computershare” formerly EquiServe Trust Company, N.A.) are not required to be transferred.

New Associates who are subject to this requirement will be required to transfer accounts to an authorized broker-dealer within 60 days of becoming a Covered and/or Access Person. Associates must instruct their brokers to send trading activity (written confirmations and statements) to the Securities Monitoring Unit while they are in the process of transferring their accounts. A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

_________________________

7 PEG monitors the personal trading of its associates in conformity with applicable NYSE and NASD rules, through its own process utilizing SMARTS technology. See Section VII.

8 Employees should report new accounts within 30 days of activating the account.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

2. Authorized Broker-Dealer Exceptions

Exceptions to the authorized broker-dealer requirement are limited and should be submitted to the Chief Compliance Officer responsible for your business unit who will submit the request to the appropriate Business Unit or Corporate Department Executive at the Senior Vice President level or above for review. Documentation for all exceptions must be forwarded to your business unit compliance officer for review. Exceptions will be evaluated on a case-by-case basis based on the following criteria:

•

Accounts held jointly with or accounts for spouses who are subject to the same type of personal trading requirements that pre-date this policy (June 27, 2002) or that were established prior to being subject to this policy.

•

Accounts in which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager (“Discretionary Accounts”). A Discretionary Account agreement may establish general investment objectives but cannot permit the employee to make specific decisions regarding the purchase or sale of any individual securities for the account and the employee must not in fact influence or control such transactions. A copy of the executed management agreement must be submitted to the Securities Monitoring Unit for review and approval.[9]

•	Blind trusts and family trusts. A copy of the trust agreement must be submitted to the business unit compliance officer.
•	Accounts for international employees in locations where there is no local presence or access to one of these firms.
•	Accounts holding non-transferable securities that may not, due to their nature, be liquidated without undue hardship to the employee (new purchases generally will not be permitted.)
•	Direct stock purchase or dividend reinvestment plans that are established directly with a public company.

If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

3. Trade Reporting Requirements for Exception Accounts

If you are granted an exception to the authorized broker-dealer requirement, you must direct the brokerage firm(s) that maintains your securities account(s) to send duplicate copies of your trade confirmations and account statements (“trading activity”) to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to

_________________________

9 Designated, Access and Covered Persons must disclose his/her Discretionary Account(s) to the Securities Monitoring Unit and must provide a copy of the executed investment management agreement to the Securities Monitoring Unit for approval, however duplicate statements and trade confirmations for these accounts are not required to be submitted. Discretionary Accounts transactions are reportable for Section 16 Insiders due to their Prudential securities filing obligations, therefore duplicate statements and trade confirmations are required for these accounts.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

this Policy. Remember, accounts maintained at Wachovia Securities, Pruco Securities, Charles Schwab, E*TRADE, Merrill Lynch, and Fidelity Investments, as well as Discretionary Accounts, are exempt from this requirement.10,11

4. Reporting New Accounts

Covered and Access Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to insure that transactions are sent to the Securities Monitoring Unit.12

5. Personal and Family Member Accounts

You are required to maintain in the manner described above, all securities accounts in which you have a beneficial interest, including the following:

(1)	Personal accounts;
(2)	Accounts in which your spouse has beneficial interest;
(3)	Accounts in which your minor children or any dependent family member has a beneficial interest;
(4)	Joint or tenant-in-common accounts in which you are a participant;
(5)	Accounts for which you act as trustee, executor or custodian;
(6)	Accounts over which you exercise control or have any investment discretion; and
(7)	Accounts of any individual to whose financial support you materially contribute.[13]

Mutual fund accounts held directly at mutual fund companies, where the account is systematically blocked from trading any securities other than mutual funds, and/or 529 College Savings Plans are not subject to the Policy and do not require disclosure.14,15 However, all brokerage accounts, even those that only hold mutual funds, are subject to the Policy and must comply with the authorized broker-dealer requirements.

All monitored associates are required to complete and sign an annual Acknowledgment Form, attached as Exhibit 2, identifying and listing the location of all reportable brokerage accounts, including those held at authorized broker-dealers and those held at non-authorized firms. For the latter, your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of

_________________________

10 Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to Prudential’s trade monitoring system, SMARTS.

11 Discretionary Account transactions are reportable for Section 16 Insiders due to their Prudential securities filing obligations.

12 Employees should report new accounts within 30 days of activating the account.

13 For example, this would include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support.

14 Investment Personnel, Access Persons and Private-Side Associates are subject to certain trading restrictions and reporting requirements with respect to mutual fund transactions and holdings. See Sections V.B. and VI.F.

15 A list of approved mutual fund companies is maintained by the Securities Monitoring Unit.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

account statements and trade confirmations to the Securities Monitoring Unit. If you are classified an Access or Covered Person, by signing the annual Acknowledgment Form you are also confirming your obligations of notifying the Securities Monitoring Unit of any changes to your accounts that have been granted exceptions under the authorized broker-dealer requirements.16 Acknowledgment forms, which are supplied to you electronically by the Securities Monitoring Unit, must be completed annually.17

6. Reportable Securities Transactions

In general, all securities transactions are reportable by Access and Covered Persons except where noted below:

•

Covered Persons, with the exception of Private-Side Associates as defined in Section VI, are not required to report purchases and sales of open-end mutual funds, affiliated variable insurance products and variable annuities, certificates of deposit and certain United States government securities.

•

Investment Personnel, as defined in Section V.B., Access Persons and Private-Side Associates are not required to report certificates of deposit and certain United States government securities. Individuals under these classifications are however required to report purchases and sales of affiliated variable insurance products and variable annuities and any underlying sub-account transactions associated with these products, as well as any transactions and holdings of certain open-end mutual funds as described in Section V.

The chart attached as Exhibit 3 identifies the personal securities transactions that are reportable.

7. Confidentiality of Trading Information

The Securities Monitoring Unit is responsible for maintaining SMARTS, and recognizes that your investment records are highly confidential. Accordingly, the Securities Monitoring Unit follows careful procedures for the collection and review of associate trading information to ensure that such records are kept in the strictest confidence. Other than exception reports which are reviewed by business unit heads and business unit compliance personnel or as required by federal securities laws, the only persons who have access to this information are a small group within the Compliance Department.

8. Prohibited Transactions

All employees, including Covered and Access Persons, are prohibited from selling short including “short sales against the box” and from participating in any options or futures transactions on any securities issued by Prudential. Employees classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. These requirements are outlined in Section III of this Policy.

_________________________

16 Any changes to accounts that have been previously been granted exceptions must be reevaluated to determine if the exception is still permitted.

17 If you are a reporting associate, and have not completed an acknowledgment form, please contact the Securities Monitoring Unit.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

9. Additional Requirements

Additional information and guidance can be found in the following Sections:

Requirements for Designated Person – Section III.

Requirements for Associates of Broker Dealers – Section IV.

Requirements for Portfolio Management and Trading Units and Registered Investment Advisers. – Section V.

Requirements for Private Asset Management Units – Section VI.

Requirements for associates of PEG – Section VII.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

III. POLICY AND RESTRICTIONS FOR PERSONAL TRADING IN SECURITIES ISSUED BY PRUDENTIAL BY DESIGNATED PERSONS

This Section specifically addresses the requirements for those associates who have routine access to material nonpublic information about Prudential. These requirements are consistent with policies of leading financial service firms. Specific policies and procedures relating to Section 16 Insiders are addressed in a separate policy statement, which is available through the Securities Monitoring Unit.

A. Designated Persons

A “Designated Person” is an employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential, including information about one or more business units or corporate level information. Employees at the corporate rank of Executive Vice President (“EVP”) and above are deemed to be Designated Persons. Direct reports to each Vice Chairman and EVP and their direct reports are also deemed to be Designated Persons.

The Vice Presidents (“VP’s”) of Finance for each business unit must identify additional employees in each unit who, regardless of level, have routine access to material nonpublic information about Prudential. It is the responsibility of the VPs of Finance to notify the Securities Monitoring Unit of any changes to this list.

Finally, management of all other business groups and corporate departments are required to identify and inform the Securities Monitoring Unit of any additional employees, who through the performance of their jobs, have regular access to material nonpublic information.

Employees who have been classified as a Designated Person, but believe that they do not have access to material nonpublic information, may request an exception to this requirement. Requests should be forwarded to the Securities Monitoring Unit, who in consultation with the Law Department, will review and facilitate the request. Certain exceptions must be approved by Prudential’s General Counsel.

B. Specific Trading Requirements

All employees are prohibited from trading securities issued by Prudential while in possession of material nonpublic information regarding the Company.18, 19 All employees are also prohibited from selling short including “short sales against the box” and from participating in any options or futures transactions on any securities issued by Prudential. Employees are also discouraged from engaging in speculative transactions in

_________________________

18 Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

19 For purposes of this Policy, all requirements and restrictions relating to securities issued by Prudential also include Prudential Financial single stock futures.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

securities issued by Prudential and are encouraged to hold Prudential securities for long-term investment.

Designated Persons are required to preclear all transactions in Company securities prior to execution through the Securities Monitoring Unit.20 This requirement excludes transactions in Prudential mutual funds and annuities. Trades will be approved only during open “trading windows.” Designated Persons are also subject to the general prohibition relating to short sales and options transactions. These restrictions apply to all accounts in which a Designated Person has a direct or indirect beneficial interest including, but not limited to, accounts for spouses, family members living in your household, and accounts for which the Designated Person or his/her family member exercises investment discretion.

1. Brokerage Account Requirements for Designated Persons

Designated Persons are required to hold and trade Prudential Financial, Inc. common stock and related equity derivative securities (“PRU”) only at an authorized broker-dealer. The authorized firms are Wachovia Securities, Pruco Securities, Charles Schwab, E*TRADE, Fidelity Investments, and Merrill Lynch.

Designated Persons can access information about each firm through the authorized broker-dealer website at http://authorizedbrokerdealers.prudential.com/.

This requirement applies to accounts for you, your family members, or accounts in which you have a beneficial interest or over which you have trading authority. See Section II.C.4. for a complete list of applicable accounts. You may still maintain your accounts at non-authorized broker-dealers for your non-PRU positions, however those accounts are still subject to Prudential’s monitoring procedures outlined below in Section B.2. Discretionary Accounts, as defined in Section II.C.2., must be disclosed to the Securities Monitoring Unit and Designated Persons must provide a copy of the signed Discretionary Account agreement to the Securities Monitoring Unit for review and approval, however duplicate statements and trade confirmations for these accounts are not required to be submitted.

While PRU stock held by you at Computershare (formerly EquiServe) is subject to the provisions of this Policy (e.g., transactions are subject to preclearance and trading window requirements), Designated Persons are not required to transfer PRU positions held at Computershare to an authorized broker-dealer.

2. Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers

Designated Persons who maintain brokerage accounts with brokerage firms (for their non-PRU positions) other than the authorized broker-dealers listed in Section B.1. above and Discretionary Accounts, must direct the brokerage firm(s) to send duplicate copies of

_________________________

20 Transactions executed pursuant to a Company precleared Individual Trading Plan are not required to be individually precleared. However, the Individual Trading Plan itself must be precleared in accordance with Company policy.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

trade confirmations and account statements to the Securities Monitoring Unit.21 A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

3. Reporting New Accounts

Designated Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to insure that transactions are sent to the Securities Monitoring Unit.22

4. Trading Windows/Blackout Periods

Designated Persons are permitted to trade in securities issued by Prudential only during open trading windows.23 Approximately 24 hours after the Company releases its quarterly earnings to the public, the trading window generally opens and generally will remain open until approximately two weeks before the end of each quarter. In addition, the Company may notify Designated Persons regarding unscheduled blackout periods. For example, in the event the Company decides to make an unscheduled announcement (e.g., a pre quarter-end earnings estimate), Prudential may restrict trading activity during a normally permissible trading window. The Securities Monitoring Unit will notify Designated Persons of the opening of trading windows and the commencement of blackout periods.

5. Preclearance of Trading in Securities Issued by Prudential

Designated Persons are required to preclear all transactions in securities issued by Prudential through the Securities Monitoring Unit.24 Designated Persons should submit requests electronically through the SMARTS Preclearance Intranet site. Designated Persons will be sent a link to the Preclearance site from the Securities Monitoring Unit, and a link is also available from the Compliance Department’s Intranet site. All approved transactions are valid until the close of the market on the day in which preclearance is granted. Therefore, Designated Persons may not enter into “good until cancelled” or “limit” orders involving Prudential securities that carry over until the next trading day. (See Exhibit 6 for sample SMARTS Preclearance Request Form.)

Transactions that require preclearance include, but are not limited to, the following:

•	Open market transactions through a broker-dealer;
•	Prudential securities transactions executed in Computershare (formerly Equiserve) accounts;
•	Gifts received or given;

_________________________

21 Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to SMARTS. For accounts held at unauthorized firms, other than Discretionary Accounts, the Securities Monitoring Unit must receive paper copies of all confirms and monthly statements.

22 Employees should report new accounts within 30 days of activating the account.

23 Trades executed pursuant to a Company precleared Individual Trading Plan need not be individually precleared and may be made in accordance with the terms of the Individual Trading Plan either during open trading windows or blackout periods.

24 Refer to Footnotes 19 and 22.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

•	Stock option, restricted stock and performance share plan exercises; and

•     Prudential Employee Savings Plan (“PESP”) and Deferred Compensation Plan Company Stock Fund transactions. Purchases through automatic payroll deductions need only be precleared at the time the election is made. Preclearance requests for automatic payroll elections will only be accepted during open trading windows.

6. Prohibited Transactions

All employees are prohibited from selling short including “short sales against the box” and from participating in any options or futures transactions on any securities issued by Prudential. In addition, Designated Persons are prohibited from exercising their employee stock options during a blackout period, regardless of whether the transaction involves the sale of Prudential securities. As a result, controls have been established to prevent option exercises during closed trading windows. If a blocking system fails, the employee will be responsible for the exception to the Policy.

7. PESP

Certain controls have been established to prevent trading activity in PESP during closed trading periods. PESP transactions that are blocked include exchanges, deferral rate and allocation changes, loans and distributions. Remember, it is the Designated Person’s obligation to comply with this Policy including the preclearance and trading window requirements. If a blocking system fails, the employee will be responsible for the exception to the Policy.

C. Supervisory Responsibilities

The VP’s of Finance, in conjunction with the Business Unit and Department Heads or their designees, are responsible for identifying changes to the Designated Persons list in their areas and informing the Securities Monitoring Unit, and, with the Securities Monitoring Unit, facilitating employee understanding of and conformity with this Policy. The trade monitoring process is conducted by the Securities Monitoring Unit with matters brought to the attention of Business Unit/Department Head management as needed.

D. Violations to the Policy

Violations or other exceptions to this policy including the preclearance and trading window requirements are reviewed by the Designated Persons Personal Trading Policy Committee. Policy violations or exceptions that may result in disciplinary action, other than an educational reminder, will be resolved with the employee’s supervisor. Individuals who do not comply with the Policy are subject to disciplinary action that may include fines or other monetary penalties up to and including termination of employment.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

IV. TRADING RESTRICTIONS FOR ASSOCIATES OF BROKER-DEALERS

A. Trade Monitoring for Associates of a Broker-Dealer

Prudential has a number of different broker-dealers including Pruco Securities Corporation (“Pruco”), Prudential Investment Management Services, LLC. (“PIMS”) and American Skandia Marketing, Incorporated (“ASM”) that are specifically referred to as “Broker-Dealers” under this Section.25

Pruco is a full service broker-dealer whose business is limited to the facilitation of non-solicited customer orders of general securities and the distribution of investment company and variable contract products. PIMS and ASM are limited broker-dealers whose primary business is restricted to the facilitation of customer orders in and distribution of Prudential mutual funds, annuities, and 529 plan interests but PIMS is also a discount broker-dealer that offers brokerage accounts and Individual Retirement Accounts (“IRA’s”) to roll over customers formerly retirement plan participants serviced by Prudential Retirement. Investments offered include mutual funds, stocks, bonds and municipal securities.

Unlike Prudential units that participate in the personal trade monitoring system, the nature and scope of the Broker-Dealers’ businesses are such that their associates do not have access to material nonpublic information concerning publicly traded securities through their employment.26 Accordingly, Broker-Dealer associates are generally not required to participate in SMARTS. However, pursuant to SEC and NASD regulations, Broker-Dealer Registered Representatives must comply with the reporting requirements listed below.27 In addition, certain officers and registered representatives of Pruco, which is also a federally registered investment adviser, have been identified as Supervised Persons, as defined in Section II.B. The requirements for Supervised Persons are also outlined below.

1. Notification Requirements for Personal Securities Accounts

In accordance with NASD Rule 3050, Broker-Dealer Registered Representatives (“Registered Representatives”) must notify the Broker-Dealer to which they are associated, in writing, prior to opening an account at another broker-dealer, and must notify the Broker-Dealer of any accounts opened prior to becoming a Registered Representative. Registered Representatives must also notify broker-dealers, prior to opening such accounts, that they are Registered Representatives of a broker-dealer. However, if the account was established prior to the association of the person with the Broker-Dealer, the Registered Representative must notify the broker-dealer in writing promptly after becoming so associated.

_________________________

25 Requirements for associates of Prudential Equity Group, LLC are covered under Section VII of this Policy.

26 Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in Section V. due to their association with portfolio management activities in addition to the restrictions set forth in this Section.

27 ASM associated persons follow policies and procedures outlined in AMS’s compliance manual that are generally consistent with the requirements of this Section.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

These notification requirements apply to all personal securities accounts of Registered Representatives and any securities accounts over which they have discretionary authority.

Registered Representatives are not required to report accounts that are limited to the following types of investments: (1) mutual funds; (2) variable life and variable annuity contracts; (3) unit investment trusts; (4) certificates of deposit; (5) 529 Plans; and (6) money market fund accounts.28

2. Annual Compliance Training and Sign-off

The NASD/NYSE Joint Memorandum on Chinese Wall Policies and Procedures (NASD Notice to Members 91-45) provides that firms that do not conduct investment banking research or arbitrage activities still must have “reasonable procedures for the education and training of its associates about insider trading” in order to be in compliance with ITSFEA. Consistent with this Notice, the Broker-Dealers include a statement concerning insider trading in their annual Compliance Overview. Annually, all Registered Representatives are required to sign a statement affirming that they have read and understand the policy concerning insider trading as described in the Broker-Dealer’s compliance manual and as set forth in Prudential’s Policy Statement On Insider Trading contained in Section I of this Policy.

3. Requirement for Supervised Persons

Certain Pruco officers and registered representatives involved in investment advisory activity have been classified as Supervised Persons.29 Supervised Persons are subject to the following requirements:

•	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including this Policy and any amendments to the Code and/or Policy;
•	Comply with all applicable federal securities laws; and
•	Report any violations of the Code including this Policy to his/her Chief Compliance Officer or the Securities Monitoring Unit.

If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered or Designated Person, he/she is not required to report his/her personal securities trading activity and is not subject to the authorized broker-dealer requirements outlined in Section II.

B. Restrictions on the Purchase and Sale of Initial Equity Public Offerings

NASD Rule 2790 prohibits broker-dealers from purchasing or retaining “new issues” in their own accounts and from selling new issues to a restricted person. Restricted

_________________________

28 Associated persons who are also Access Persons and/or Private-Side Associates are required to report certain mutual fund transactions and holdings and purchases of certain variable-life and variable-annuity contracts and sub-account transactions, as described in Section V.D.

29 The Securities Monitoring Unit will notify all individuals who are classified as Supervised Persons.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

persons are defined as directors, officers, general partners, employees, associated persons and agents engaged in the investment banking or securities business of any broker-dealer. “New Issues” are any initial public offerings of an equity security.

These basic prohibitions also cover sales of new issues to accounts in which any restricted person may have a beneficial interest and, with limited exceptions, to members of the immediate family of such persons. A Restricted Person is permitted to have an interest in an account that purchases new issues (i.e., collective investment accounts including hedge funds, investment partnerships, investment corporations, etc.) provided that the beneficial interests of all restricted persons do not in aggregate exceed 10% of the total account.

The overall purpose of this prohibition is to protect the integrity of the public offering process by requiring that NASD members make a bona-fide public distribution of securities by not withholding such securities for their own benefit or using the securities to reward other persons who are in a position to direct future business to the firm.

To ensure compliance with this Rule, associated persons of Prudential’s broker-dealers are prohibited from purchasing securities in any public offerings of equity securities. This prohibition includes all associates of Prudential’s broker-dealers including PIMS, PRUCO, ASM and PEG (See Section VII for a full discussion of requirements and restrictions applicable to PEG associates.)

The policy applies to all public offerings of equity securities, whether or not the above broker-dealers are participating in the offering. There are no prohibitions on purchases of public offerings of, investment grade asset-backed securities, open-end mutual funds, preferred securities, convertible securities or any debt securities, including but not limited to municipal or government securities.

Which accounts are restricted:

Accounts of all persons associated with the above broker-dealers and their immediate families are restricted from purchasing equity public offerings of securities. The term “immediate family” includes parents, mother-in-law, father-in-law, spouse, siblings, brother-in-law, sisters-in-law, children and their spouses, or any other person who is supported (directly or indirectly) to a material extent by the associated person.

The prohibition does not apply to sales to a member of the associate’s immediate family who is not supported directly or indirectly to a material extent by the associate, if the sale is by a broker-dealer other than that employing the restricted person and the restricted person has no ability to control the allocation of the new issue. For information on this exception, please contact your broker-dealer compliance officer.

C. Private Securities Transactions

In accordance with NASD Rule 3040, all associates of the Broker-Dealers, including PEG, must notify their broker-dealer, in writing, and obtain written approval from the broker-dealer, prior to engaging in any private securities transaction. Private securities

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

transactions include, but are not limited to, transactions in unregistered offerings of securities, and purchases or sales of limited partnership interests.

Such notification should be made to the compliance officer for the broker-dealer or the compliance officer’s designee who will be responsible for approving private securities transactions. This notification requirement does not apply to those trades for which duplicate confirmations are provided by the executing broker. For associates who are subject to preclearance, the preclearance form will satisfy the notification requirement.

D. Additional Restrictions for PEG Associates

PEG associates are subject to certain additional personal trading restrictions, which are set forth in Section VII.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

V. TRADING RESTRICTIONS FOR PORTFOLIO MANAGEMENT AND TRADING UNITS AND REGISTERED INVESTMENT ADVISERS

A. Background

The Investment Advisers Act of 1940 (“Advisers Act”) and the Investment Company Act of 1940 (“Investment Company Act”) govern activities of officers, directors and employees of registered investment advisers and advisers who manage registered investment companies, respectively. These rules set forth specific requirements relating to conflicts of interest and personal securities trading activity.

1. Advisers Act Requirements

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

Generally, the code of ethics applies to all Supervised Persons of the adviser, including all Access Persons of the adviser. The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Policy and the Statement of Policy Restricting Communication and the Use of Issuer-Related Information by Prudential Investment Associates (“Chinese Wall Policy”). Employees identified as Supervised Persons must comply with the Code, including this Policy.30 Compliance is responsible for notifying each individual who is subject to the Code.

2. Investment Company Act Requirements

Rule 17(j) under the Investment Company Act requires that every investment company adopt procedures designed to prevent improper personal trading by investment company personnel. Rule 17(j) was created to prevent conflicts of interest between investment company personnel and shareholders, to promote shareholder value, and to prevent investment company personnel from profiting from their access to proprietary information.

In light of the adoption of Rule 17(j) and the growing concern that the mutual fund industry needed to police itself, the Investment Company Institute (“ICI”), an industry group, assembled a blue ribbon panel and, in 1994, issued a report setting forth a series of recommendations concerning personal trading by investment personnel. These recommendations, known as the “ICI rules”, have been praised by the SEC, and have been adopted by the majority of the asset management industry associated with U.S. registered investment companies.

_________________________

30 Generally, Private-Side Associates are also considered Access Persons under the Investment Advisers Act of 1940. See Section VI for information on the requirements for Private-Side Associates.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

In keeping with our ethical standards and the practices of the industry leaders, Prudential has adopted the ICI rules for all of its portfolio management units. The ICI rules concerning personal trading are set forth below and are applicable to these portfolio management units and certain associates outside the specific business unit who provide direct support to these units.31 In addition, the ICI rules, with certain exceptions, have also been adopted for other investment management units within Prudential including.32

B. Definitions

The following terms are defined for purposes of this policy:

•

“Access Persons”, as defined in Section II.B., include employees or officers of a mutual fund or investment adviser, who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of a security by the Complex (Complex defined below).[33]

•

“Investment personnel” are Access Persons who are public-side portfolio managers, analysts, traders, or certain other individuals as designated by the compliance officer. (For restrictions applicable to PEG Trading Desk personnel, see Section VII).

•	A “pending buy or sell order” exists when a decision to purchase or sell a security has been made and communicated.
•	The “Complex” includes all portfolios managed by the business unit or group of units to which an individual is deemed to have access.

C. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Access Persons must act in accordance with the following general principles:

_________________________

31 Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in this section due to their association with portfolio management activities in addition to the restrictions set forth in Section IV.

32 Certain international units may also be subject to the requirements of this Section. Individuals should consult the applicable business unit compliance officer for additional information.

33 Officers listed on PI’s Form ADV and mutual fund officers are also classified as Access Persons.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

•     It is the duty at all times to place the interests of investment company shareholders and other investment advisory clients first.

•     Access Persons should scrupulously avoid serving their own personal interests ahead of clients’ interests in any decision relating to their personal investments.

•     All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	Access Persons must not only seek to achieve technical compliance with this Policy, but should strive to abide by its spirit and the principles articulated herein.

Example:

An appearance of a conflict of interest may occur if, following a meeting with a representative of an issuer, an analyst buys the issuer’s securities for his or her personal account, but does not recommend his or her client purchase such securities.

•	Access Persons may not take inappropriate advantage of their positions.
•

Access Persons must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders or clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.

•	Access Persons may not bunch a personal order with a client order.
•	Access Persons may not conduct personal business with brokers who execute trades for their portfolios.

D. Mutual Fund Reporting and Trading Restrictions

Investment Personnel and Access Persons are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by Prudential, Investment Personnel and certain officers of Prudential Investment Management (“PIM”) and Prudential Investments LLC (“PI”) are required to hold any proprietary or non-proprietary subadvised mutual funds for a period of 90 days. Investment Persons and Access Persons are also required to report mutual fund transactions covered under this policy as described below.

1. Mutual Fund Holding Period

Investment Personnel and certain PIM and PI employees are required to hold proprietary and non-proprietary subadvised mutual funds, excluding money market funds and the

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

Dryden Ultra Short Bond Fund, purchased for a period of 90 days.34 Proprietary funds include JennisonDryden, Strategic Partners, Target, and American Skandia Advisor Funds (“American Skandia Funds”). Non-proprietary subadvised funds are defined in Exhibit 7. Specifically, Investment Personnel and certain PIM and PI employees are prohibited from executing a purchase and a sale of the same proprietary or non-proprietary subadvised mutual fund during any 90-day period.35 This restriction applies to accounts for which Investment Personnel and certain PIM and PI employees have a direct or indirect beneficial interest, including household members. See Section II.C.4. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Committee.36

2. Policies Relating to Reporting and Trading Mutual Funds

Access Persons are required to report all transactions of proprietary and non-proprietary subadvised mutual funds. This requirement applies to accounts for which Access Persons have a direct or indirect beneficial interest, including household members. See Section II.C.4.

Access Persons may hold and trade proprietary and non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), the Prudential Employee Savings Plan (“PESP”), or the Jennison Associates (“Jennison”) Savings and Pension Plans.37 However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit, Compliance Department. For non-proprietary subadvised funds, Access Persons must notify fund complexes within 10 business days of receipt of this policy requesting that duplicate statements and confirmations be forwarded to the Securities Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.38

_________________________

34 PIM and PI employees will be identified by the President of PIM in consultation with the PIM Chief Compliance Officer. The PIM Chief Compliance Officer will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit.

35 For the Prudential Employee Savings Plan and the Jennison Associates Savings and Pension Plans, only exchanges of proprietary and non-proprietary subadvised funds are subject to the 90-day holding period. Purchases due to automatic payroll deductions and company match and automatic rebalancing transactions are exempt from this requirement.

36 Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Savings or Pension Plans will be determined separately by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

37 Mutual fund transactions executed through PMFS, PESP and the Jennison Savings and Pension Plans will be sent to Compliance through a daily electronic trading feed.

38 Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan, the Amended and Restated American Skandia Lifestyle Security Plan, and the Trust Agreement Between Jennison Associates LLC and Wachovia Bank, N.A.) are not susceptible to market timing due to the fact that the plans only permit one transaction per month. Therefore, transactions in these plans are exempt from both the 90-day holding period and reporting requirements.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

Investment Personnel and Access Persons must notify the Securities Monitoring Unit of any mutual fund accounts. This includes accounts of all household members, 401(k) Plans held at other companies, 529 Plans, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary and non-proprietary subadvised mutual funds.39 In addition, Investment Personnel and Access Persons must contact these funds to request that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

E. Additional Trading Restrictions for Access and Investment Personnel of PIM and Quantitative Management Associates LLC (“QMA”)

The following restrictions and requirements apply to all accounts in which Access Persons and Investment Personnel have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.4.

1. Initial Public Offerings

Investment personnel are prohibited from purchasing initial public offerings of securities. For purposes of this policy, “initial public offerings of securities” do not include offerings of government or municipal securities.

2. Private Placements

Investment personnel are prohibited from acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the local business unit head in consultation with the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved.

Investment personnel must disclose their private placement holdings to the business unit compliance officer and the business unit’s chief investment officer when the investment personnel play a part in the consideration of any investment by the portfolio in the issuer. In such circumstances, the portfolio’s decision to purchase securities of the issuer will be subject to independent review by appropriate personnel with no personal interest in the issuer.

3. Blackout Periods -- “7 Day Rule”

Access Persons are prohibited from executing a securities transaction on a day during which any portfolio in their Complex has a pending buy or sell order in the same or an equivalent security and until such time as that order is executed or withdrawn.40 This

_________________________

39 Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements where funds are held in 401(k) and 529 Plans and variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

40 There is no presumption that Access Persons have knowledge of actual trading activity.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

Investment personnel are prohibited from buying or selling a security within seven calendar days before or after a portfolio in their Complex trades in the same or an equivalent security. Nevertheless, a personal trade by any investment personnel shall not prevent a portfolio in the same business unit from trading in the same or an equivalent security. However, such a transaction shall be subject to independent review by their business unit compliance officer.41 This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

Profits realized on transactions that are executed during blackout periods may be required to be disgorged to the business unit. Transactions inadvertently executed by an Access Person during a blackout period will not be considered a violation and disgorgement will not be required provided that the transaction was effected in accordance with the preclearance procedures and without prior knowledge of any pending purchase or sale orders in the Complex in the same or equivalent security. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.

4. Short-Term Trading Profits

Investment personnel are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty calendar day period. Profits realized on such proscribed trades must be disgorged to the business unit. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.

5. Short Sales

Access Persons may not sell any security short which is owned by any portfolio managed by the business unit. Access Persons may, however, make short sales “against the box.” A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities.

6. Options

Access Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. Access Persons may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to preclearance and the same restrictions applicable to other securities. Access Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, investment personnel should

_________________________

41 Properly precleared personal trades executed within seven days prior to a portfolio trading will be presumed not violative of the 7 day rule provided there was no additional evidence to the contrary.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

F. Investment Clubs

Access Persons may not participate in investment clubs.

G. Prohibited Transactions Involving Securities Issued by Prudential

All employees, including Access Persons, are prohibited from selling short including “short sales against the box” and from participating in any options or futures transactions on any securities issued by Prudential. Employees classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. These requirements are outlined in Section III of this Policy.

H. Preclearance

Access Persons of PIM, QMA, American Skandia Investment Services, Inc. (“ASISI”) and Prudential Investments LLC (“PI”) must preclear all personal securities transactions with the exception of those identified in Section V.P. below. See also Exhibit 3 for a list of securities transactions requiring preclearance. Preclearance is also not required for both proprietary and non-proprietary subadvised mutual funds. All requests for preclearance must be submitted to the business unit compliance officer for approval using the automated preclearance website which may be accessed via http://smartspreclearance.prudential.com/.42,43

All approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.44

I. Exemptions

The following exemptions apply to the blackout periods, short-term trading profit rule, preclearance requirements and mutual fund 90-day holding period as noted below.45

_________________________

42 Paper preclearance forms may be used for international units and in certain hardship cases. Paper Forms are available from the business unit compliance officer.

43 Access Persons should submit their preclearance forms to the business unit compliance officer of the Complex to which they are deemed to have access.

44 Exceptions to the requirement to resubmit preclearance requests may be granted in advance by the business unit compliance officer for unusual circumstances.

45 In addition to the examples listed in the grid, exceptions by Prior Written Approval may be available in certain circumstances. This may include, purchases or sales of securities which receive prior written approval of the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved and that such purchases or sales are not likely to have any economic impact on any portfolio in the business unit or on its ability to purchase or sell securities of the same class or other securities of the same issuer. For purposes of the mutual fund 90-day holding period, only certain limited exceptions will be approved including, but not limited to, hardships and extended disability and must be approved by the Business Unit Head and the PIM Chief Compliance Officer prior to execution. For purposes of this policy, Business Unit Head is defined as the executive in charge of Fixed Income Trading, QMA, Jennison, PI or his/her delegate. Delegation of this responsibility must be done in writing and submitted to the PIM Chief Compliance Officer.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

Type of Account/Security	Short Swing Profit Rule	Blackout Periods	Preclearance[46]	Mutual Fund 90-Day Holding Period
Ineligible Securities [47]	Not Applicable	Not Applicable	Required	Applies
Exercise of rights issued by an issuer[48]	Not Applicable	Not Applicable	Required	Applies

De Minimis Transactions:

1) Any trades, or series of trades effected over a 30 calendar day period, involving 500 shares or less in the aggregate of an equity security, provided that the securities are listed on the New York Stock Exchange or have a market capitalization greater than $1 billion, and the Access Person has no prior knowledge of activity in such security by any portfolio in the business unit.

2) Any fixed-income securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such security by any portfolio in the business unit.

	Not Applicable	Not Applicable	Required	Applies

_________________________

46 See also Exhibit 3 for more details regarding the securities transactions that require preclearance.

47 Transactions in ineligible securities include purchases or sales of securities (or their equivalents) that are not eligible for purchase or sale by any portfolio in the business unit.

48 Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

Discretionary Accounts49	Not Applicable	Not Applicable	Not Required	Not Applicable
Index Options on a Broad Based Index50	Not Applicable	Not Applicable	Not Required	Not Applicable
Unit Investment Trusts and Open-End Mutual Funds, including Exchange Traded Funds (“ETF’s”)	Applies to ETF’s other than those listed on Exhibit 9. Not Applicable for all other UIT’s and Open-end funds.	Applies to ETF’s other than those listed on Exhibit 9. Not Applicable for all other UIT’s and Open-end funds.	Required for ETF’s other than those listed on Exhibit 9.51 Not required for all other UIT’s and Open-end funds.	Applies – See Section V.D.1.
Non-volitional Transactions and Dividend Reinvestment Plans	Not Applicable	Not Applicable	Not Required	Not Applicable
Automatic Investment/ Withdrawal Programs and Automatic Rebalancing 52	Not Applicable. However, applicable for transactions that override any pre-set schedule or allocation.	Not Applicable. However, applicable for transactions that override any pre-set schedule or allocation.	Not required - However, transactions that override any pre-set schedule or allocation must be precleared and reported to the Securities Monitoring Unit.	Not Applicable

_________________________

49 Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed exclusively on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions. Access Persons must provide written documentation that evidences he/she does not have authority to participate in the management of the account and the employee must give exclusive discretion to his/her broker or investment adviser. A copy of such Discretionary Account agreement must be sent to the business unit compliance officer which will be forwarded onto the Securities Monitoring Unit for review and approval. Such Discretionary Accounts are required to be reported, however duplicate statements and trade confirmations are not required to be reported.

50 Any transactions in index options effected on a broad-based index as indicated in Exhibit 4.

51 Preclearance is required for closed-end funds.

52 This includes purchases or sales of securities that are part of an automatic investment/withdrawal program or resulting from an automatic rebalancing. Transactions that override any pre-set schedule or allocation are subject to the blackout period and short swing profit rules and must be precleared and reported to the Securities Monitoring Unit.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

J. Personal Trade Reporting

All Access Persons must participate in Prudential’s Personal Trade Monitoring System as described in Section II of this Policy. In addition, all Access Persons must preclear all private securities transactions immediately and report completion of the transaction promptly, in any event not later than ten days following the close of each quarter in which the trade was executed. Forms to report such private securities transactions are available from your business unit compliance officer or the Securities Monitoring Unit.

K. Personal Securities Holdings

Within ten days of becoming an Access Person, and thereafter on an annual basis, Access Persons (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., limited partnership interests, private placements, etc.) and all holdings of proprietary and non-proprietary subadvised mutual funds. This includes those positions held in 401(k) Plans held at other companies, 529 Plans, variable insurance products and annuities, excluding money market funds and the Dryden Ultra Short Bond Fund. Security positions held in Discretionary Accounts, as defined in Section II.C.2., are not required to be reported. Holdings Reports must include information that is current within the previous 45 days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 5 for the Holdings Report Form.)

L. Service as a Director

Consistent with Prudential policy, Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, absent prior authorization from the business unit compliance officer based upon a determination that the board service would not be inconsistent with the interests of the investment company or other clients. In the limited instances that such board service may be authorized, Investment Personnel will be isolated from those making investment decisions affecting transactions in securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of a “Chinese Wall” or other procedures designed to address the potential conflicts of interest.

M. Gifts

Consistent with Prudential’s Gift and Entertainment Policy, Access Persons are prohibited from receiving any gift or other thing that would be considered excessive in value from any person or entity that does business with or on behalf of Prudential. Access Persons must comply with Company limits and reporting guidelines for all gifts and entertainment given and/or received.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

N. Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or this Policy to the business unit chief compliance officer. Reported violations and other exceptions to this Policy detected through internal monitoring will be provided to the business unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”). The Committee, comprised of business unit executives, compliance and human resource personnel, will review all violations of this Policy. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate.

O. Reports to Clients

The Board of Directors/Trustees of any investment company client will be provided, as requested by client or otherwise required by regulation, with an annual report which at a minimum:

•	Certifies that the investment adviser/portfolio management unit has adopted procedures reasonably necessary to prevent its Access Persons from violating this policy;
•	Summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;
•	Identifies material violations of this policy and sanctions imposed in response to those violations; and
•	Identifies any recommended changes in existing restrictions or procedures based upon experience under the policy, evolving industry practices, or developments in applicable laws and regulations.

P. Additional Trading Requirements for Access Persons of Global Portfolio Strategies Inc. (“GPSI”)

The following restrictions and requirements apply to all accounts in which GPSI Access Persons have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.4.

1. Initial Public Offerings

GPSI Access Persons must preclear purchases of initial public offerings of securities. For purposes of this policy, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 8 for a copy of the preclearance request form.

2. Private Placements

GPSI Access Persons are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer, based on a determination that no conflict of interest is

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

involved. See Exhibit 8 for a copy of the preclearance request form.

3. Restricted Lists

GPSI Access Persons are restricted from purchasing or selling securities of the issuers on the GPSI Restricted List. This restriction applies to all accounts in which the associate is deemed to have a beneficial interest as listed above. GPSI Access Persons who hold GSPI Restricted List securities prior to the institution of this policy, becoming a GPSI Access Person or being placed on the GPSI Restricted List must obtain written approval from their business unit compliance officer prior to the sale of such securities.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

VI. TRADING RESTRICTIONS OF PRIVATE ASSET MANAGEMENT UNITS

A. Background

The Advisers Act governs activities of officers, directors and employees of registered investment advisers. These rules set forth specific requirements relating to conflicts of interest and personal securities trading activity.

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

The code of ethics applies to all Supervised Persons of the adviser, including all “Access Persons” of the adviser. Under the rules, “Access Persons” are considered employees of the adviser who have access to client recommendations and trading activity. Based on this definition, Private-Side Associates (excluding employees of PMCC) would be considered “Access Persons” and be subject to the requirements of the rules due to their access to investment advisory client recommendations and trading activity. In addition, employees of Prudential Real Estate Fixed Income Investors (“PREFII”) are considered Supervised Persons under the rules.

The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Policy and the Statement of Policy Restricting Communication and the Use of Issuer-Related Information by Prudential Investment Associates (“Chinese Wall Policy”). Employees identified as Supervised Persons must comply with the Code, including this Policy. Compliance is responsible for notifying each individual who is subject to the Code. Sections II and VI of this Policy set forth the requirements that are intended to enable Private-Side Associates to comply with Rule 204A-1.

B. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Private-Side Associates must act in accordance with the following general principles:

•	It is the duty at all times to place the interests of investment advisory clients and investment company shareholders first.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

•	Private Side Associates should scrupulously avoid serving their own personal interests ahead of clients’ interests in any decision relating to their personal investments.
•	All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.
•	Private-Side Associates must not only seek to achieve technical compliance with this Policy, but should strive to abide by its spirit and the principles articulated herein.
•	Private-Side Associates may not take inappropriate advantage of their positions.
•

Private-Side Associates must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.

•	Private-Side Associates may not bunch a personal order with a client order.
•	Private-Side Associate may not conduct personal business with brokers who execute trades for their portfolios.

C. Requirements of Private-Side Associates

In addition to the personal securities trade reporting requirements set forth in Section II of this Policy, all associates of Private Asset Management units of Prudential Investment Management (“PIM”) are subject to certain trading restrictions as set forth below. The Private Asset Management units of PIM are as follows: Prudential Capital Group (“PCG”), Prudential Real Estate Investors (“PREI”), Global Real Estate Merchant Banking Group (“GREMBG”) and Prudential Mortgage Capital Company (“PMCC”). These individuals are referred to as Private-Side Associates throughout this Policy.

The following restrictions and requirements apply to all accounts in which Private-Side Associates have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.4.

Such restrictions apply to transactions in any securities accounts for which the associate maintains a beneficial interest, including the following:

•	Personal accounts;
•	Joint or tenant-in-common accounts in which the associate is a participant;
•	Accounts for which the associate acts as trustee, executor or custodian;
•	Accounts in which the associate’s spouse has a beneficial interest;
•	Accounts in which the associate’s minor children or any dependent family member has a beneficial interest;
•	Accounts over which the associate exercises control or has any investment discretion; and
•	Accounts of any individual to whose financial support the associate materially contributes.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

D. Private-Side Monitored List & Global Private-Side Monitored List

Under Prudential’s Chinese Wall Policy, the Private Asset Management units are required to maintain a Private-Side Monitored List (“PSML”) containing the names of publicly traded issuers about which they possess material nonpublic information. In addition, pursuant to a Chinese Wall Policy exception, GREMBG is required to maintain its own Global Private-Side Monitored List (“Global PSML”). All Private-Side Associates, with the exception of GREMBG employees, are restricted from purchasing or selling securities of the issuers on the PSML. Similarly, GREMBG employees are restricted from purchasing or selling securities of the issuers on the Global PSML. These restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above.

Associates should not, however, provide the PSML or the Global PSML to individuals outside of their business unit. The associate should instruct individuals who exercise control or have investment discretion over an account in which the associate has a beneficial interest to check with the associate prior to purchasing or selling any security for such account to ensure that no trade is placed in a security of an issuer on the PSML or the Global PSML.

If an issuer of a security is on the PSML or the Global PSML, respectively, the associate should instruct the individual exercising control over the account that he or she is prohibited from trading the security because of his or her employment with Prudential. In the case of a Discretionary Account (as defined in Section II.C.2.), the preceding rule does not apply and the associate must not discuss any security or issuer with the broker or investment adviser in advance of any trade. In addition, a copy of the signed Discretionary Account agreement must be sent to the Securities Monitoring Unit for review and approval.

Associates of Private Asset Management units may not advise a person not employed by Prudential, or a Prudential employee on the Public-Side of the Chinese Wall that a security is restricted because Prudential is in possession of material nonpublic information.

E. Investment Clubs

All associates of Private Asset Management units are prohibited from participating in investment clubs.

F. Mutual Fund Reporting and Trading Restrictions

Private-Side Associates are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

Prudential, certain officers of PIM are required to hold any proprietary or non-proprietary subadvised mutual funds for a period of 90 days.53 Private-Side Associates are also required to report mutual fund transactions covered under this policy as described below.

1. Mutual Fund Holding Period

Certain officers of PIM are required to hold proprietary and non-proprietary subadvised mutual funds, excluding money market funds or the Dryden Ultra Short Bond Fund, purchased for a period of 90 days.54 Proprietary funds include JennisonDryden, Strategic Partners, Target, and American Skandia Advisor Funds (“American Skandia Funds”). Non-proprietary subadvised funds are defined in Exhibit 7. Specifically, affected officers are prohibited from executing a purchase and a sale of the same proprietary or non-proprietary subadvised mutual fund during any 90-day period.55 This restriction applies to accounts for these officers have a direct or indirect beneficial interest, including household members. See Section II.C.4. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”).56,57

2. Policies Relating to Reporting and Trading Mutual Funds

Private-Side Associates are required to report all transactions of proprietary and non-proprietary subadvised mutual funds. This requirement applies to accounts for which Private-Side Associates have a direct or indirect beneficial interest, including household members. See Section II.C.4.

Private-Side Associates may hold and trade proprietary and non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), or the Prudential Employee Savings Plan (“PESP”).58 However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit. For non-proprietary subadvised funds, Private-Side Associates must notify fund complexes within 10 business days of receipt of this policy requesting that duplicate statements and confirmations be forwarded to the Securities

_________________________

53 Public-Side Investment Personnel and other individuals who are specifically notified are also subject to the 90-day mutual fund holding period.

54 These officers will be identified by the President of PIM in consultation with the PIM Chief Compliance Officer. The PIM Chief Compliance Officer will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit of the Compliance Department.

55 For the Prudential Employee Savings Plan, only exchanges of proprietary and non-proprietary subadvised funds are subject to the 90-day holding period. Purchases due to automatic payroll deductions and company match and automatic rebalancing transactions are exempt from this requirement.

56 The Committee evaluates violations of the Policy and determines appropriate disciplinary action.

57 Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Savings or Pension Plans will be determined separately by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

58 Mutual fund transactions executed through PMFS and PESP will be sent to the Securities Monitoring Unit through a daily electronic trading feed.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.59

Private-Side Associates must notify the Securities Monitoring Unit of any mutual fund accounts. This also includes accounts of all household members, 401(k) Plans held at other companies, 529 Plans, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary and non-proprietary subadvised mutual funds.60 In addition, Private-Side Associates must contact these funds to request that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

G. Personal Securities Holdings

Within ten days of becoming a Private-Side Associate, and thereafter on an annual basis, Private-Side Associates (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., limited partnership interests, private placements, etc.) and all holdings of proprietary and non-proprietary subadvised mutual funds. This includes those positions held in 401(k) Plans at other companies, 529 Plans, variable insurance products and annuities, excluding money market funds and the Dryden Ultra Short Bond Fund. Security positions held in Discretionary Accounts, as defined in Section II.C.2., are not required to be reported. Holdings Reports must include information that is current within the previous 45 days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 5 for the Holdings Report Form.)

H. Private Placements

Private-Side Associates are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer (such person having no personal interest in such purchases or sales), who may consult with the local business unit head when reviewing the request. Approval will be granted based on a determination that no conflict of interest is involved. See Exhibit 8 for a copy of the preclearance request form.

_________________________

59 Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan) are not susceptible to market timing due to the fact that the plans only permit one transaction per month. Therefore, transactions in these plans are exempt from both the 90-day holding period and reporting requirements.

60 Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements where funds are held in 401(k) and 529 Plans and variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

I. Initial Public Offerings

Private-Side Associates must preclear all purchases of initial public offerings of securities. For purposes of this policy, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 8 for a copy of the preclearance request form.

J. Additional Restrictions for Certain Units

1. Real Estate Units

To ensure compliance with ITSFEA and to prevent actual and apparent conflicts of interest in the Private Asset Management Real Estate units, all associates of PREI, PMCC and GREMBG who are located in the U.S. (and functional associates who are co-located with these units) are prohibited from purchasing interests in publicly-traded real estate investment trusts (“REITs”) and real estate-related securities.

PIM Compliance maintains a list of real estate security issuers in the PIM Compliance Library, accessible via Lotus Notes. Please note however, that this prohibition applies to all REITs and real estate-related securities, whether they are on the list or not.

Associates who hold REIT securities or real estate securities prior to the institution of this policy or joining PREI, PMCC or GREMBG must obtain written approval from PIM Compliance prior to the sale of such securities. Associates of the Private Asset Management Real Estate units will be permitted to purchase shares of open-end mutual funds that invest in REITs or real estate securities.

2. Prudential Capital Group

To insure compliance with ITSFEA and to prevent actual or apparent conflicts of interest in PCG, all associates of PCG (and functional associates who support PCG) are prohibited from purchasing securities of companies listed on PCG’s 90 Day Pricing Summary Update for Public Companies (90 Day Pricing List). In addition, PCG employees who have access to information about investment advisory client transactions and holdings involving public securities are prohibited from trading the securities of those publicly traded issuers.

PIM Compliance maintains the PCG 90-day Pricing list in the PIM Compliance Library, accessible via Lotus Notes.

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

VII. POLICY FOR PRUDENTIAL EQUITY GROUP LLC

A. Associated Persons’ Securities Accounts

1. Trade Monitoring at PEG

In addition to the requirements of ITSFEA and the NASD Conduct Rules, PEG is required by New York Stock Exchange rules to review transactions in all accounts of its associated persons and their family members. To ensure compliance with these requirements, PEG associates are prohibited from opening or maintaining any “employee account or employee-related account,” as defined below, at a firm other than the following authorized broker-dealers: Wachovia Securities, Charles Schwab, E*Trade and Fidelity Investments. (Note: Monitored employees of other Prudential business groups may also open accounts with Pruco Securities and Merrill Lynch. These options are not available to PEG associates.) Prudential has arranged to obtain electronic feeds of all trading data in accounts with the authorized firms. In addition, paper monthly statements must also be submitted to PEG Compliance.

Exceptions to this policy will be granted only in unusual circumstances. Any exception to this policy requires the prior written approval of the associate’s supervisor and the PEG Compliance Department. In those cases where accounts are approved to be held at an unauthorized firm, the Compliance Department will make arrangements to have duplicate copies of all confirmations and monthly statements sent to the associate’s supervisor and the Compliance Department. Exceptions may be granted for “employee-related accounts” in rare circumstances where the employee can demonstrate that he or she has no financial interest in such account.

B. Definition of “Employee Account” and “Employee Related Account”

“Employee accounts” include the following securities and/or commodities accounts:

•	Any personal account of an employee;
•	Any joint or tenant-in-common in which the employee is a participant;
•	Any account for which the employee acts as the trustee, executor or custodian;
•

Any account over which the employee has investment discretion or otherwise can exercise control (other than non-related client’s accounts over which associates have investment discretion – Note: PEG trading personnel are not permitted to exercise discretion over client accounts); and

•	Any other account in which an employee is directly or indirectly financially interested.

“Employee-related accounts” include the following securities and/or commodities accounts:

•	Accounts of the employee’s spouse;
•	Accounts of the employee’s minor and/or any dependent family members; and
•	Accounts of any individual to whose financial support the employee materially

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

contributes.

C. Investment Clubs

PEG sales, trading, research and/or investment associates are not permitted to participate in Investment Clubs. Other associates must contact the PEG Compliance Department if they wish to participate in an Investment Club. An Investment Club account will be considered an Employee Account for purposes of this Policy and must be maintained at one of the authorized broker-dealers.

D. Personal Trading Restrictions

1. Purchases of Public Equity Offerings

All PEG associates must comply with NASD Rule 2790 as set forth in Section IV.B of this Policy. This includes a prohibition on purchasing new equity offerings directly from a syndicate member.

2. Private Securities Transactions

In accordance with NASD Rule 3040, all associates of PEG must notify the PEG Compliance Department, in writing, and obtain written approval from the broker-dealer, prior to engaging in any private securities transaction. Private securities transactions include, but are not limited to, transactions in unregistered offerings of securities, and purchases or sales of limited partnership interests.

3. Annual Compliance Training

The NASD/NYSE Joint Memorandum on Chinese Wall Policies and Procedures (NASD Notice to Members 91-45) provides that firms which do not conduct investment banking research or arbitrage activities still must have “reasonable procedures for the education and training of its associates about insider trading” in order to be in compliance with ITSFEA. Consistent with this Notice, PEG covers insider trading issues with applicable associates as part of its annual training program.

4. 24 - Hour Research Report Restriction

PEG associates are prohibited from effecting transactions in a company’s securities when PEG initiates coverage of the company, or upgrades or downgrades a research opinion or recommendation. This prohibition generally applies for a 24-hour period after the release of the research. If the investing public has had time to receive and react to the release of the research report, the 24-hour restriction may be shortened by the Compliance Department. The 24-hour rule becomes effective when the research is issued.

PEG associates are also prohibited from engaging in transactions in a security when the associate knows that a research report relating to the security is in preparation.

Securities subject to the 24-hour rule appear on PEG’s Restricted List. Although only the symbol for the common stock may be indicated on the Restricted List, all related

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

securities (including common and preferred stock, convertibles, options, warrants and rights) of the companies listed (and debt securities, if indicated) are subject to restriction.

E. Restricted List

PEG’s Restricted List is a confidential list of securities that are subject to certain research, sales and trading restrictions. Securities may be placed on the Restricted List for a variety of reasons designed to ensure compliance with regulatory requirements and Company policy. For example, as stated above, securities that are subject to the 24-hour rule are placed on the Restricted List. Employees may not purchase or sell securities for their personal accounts if such transactions are prohibited by the Restricted List. Although only the symbol for the common stock may be indicated on the Restricted List, all securities from the same issuer (including common and preferred stock, convertibles, options, warrants and rights of the companies listed (and debt securities, if indicated)) are subject to restriction.

F. Additional Trading Restrictions for Certain PEG Departments

1. Trading Restrictions

a. Research Department

Personal trading by Research Analysts is subject to the requirements and restrictions set forth in the Equity Research Manual available on the Compliance page of the Capital Markets Intranet site. http://psibranch.cs.prusec.com/complian/capital.htm. All questions should be referred to the PEG Compliance Department.

b. Trading Department

Trading Department associates must preclear trades of all equity securities.

For securities over which the Trading Department has trading or market-making responsibility, an employee of the Trading Department may not sell any such security that (s)he has purchased within the prior 30 calendar days or purchase any such security that (s)he had sold within the prior 30 calendar days. Under very limited circumstances, exceptions to this 30-day holding period may be granted by obtaining prior written approval from the Compliance Department.

2. Preclearance Procedures

All requests for preclearance must be submitted to the Business Unit head and PEG Compliance for approval. All approved orders must be executed by the close of business on the day preclearance is granted.

EXHIBITS

Exhibit 1 – Sample Letter to Brokerage Firm

TO:	Broker-Dealer

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

RE:	Account #:
Date of Establishment:

Dear Sir/Madam:

Please furnish to Prudential Financial, Inc. (“Prudential”), copies of all trade confirmations and account statements with respect to all transactions for the above listed account(s). Please include all transactions in shares of unit investment trusts, exchange traded funds and all closed-end mutual funds.

Copies of these confirmations and statements should be sent to Prudential, as trades are effected, addressed as follows:

Prudential Financial, Inc.
Compliance Department
P.O. Box 919
Newark, NJ 07101-9998

This request is being made pursuant to Rule 3050 of the Conduct Rules of the NASD and/or Rule 204-2(a) of the Investment Advisers Act, as applicable.

Very truly yours,

cc:	Ellen McGlynn Koke,
Vice President, Securities Compliance
Compliance Department

Prudential Financial, Inc. - For Internal Use Only

Revised 1/9/2006 B Version

Exhibit 2a – Acknowledgment of the Personal Securities Trading Policy - US

For employees required to report their transactions in SMARTS as described in Section II of this policy, please complete the following acknowledgment and send it to:

Prudential Financial, Inc.

Compliance Department

P.O. Box 919

Newark, NJ 07101-9998

I have read and understand the Personal Securities Trading Policy and have and will continue to comply in all respects with the rules contained therein.

I confirm that I have instructed in writing all brokers for all securities accounts in which I maintain a beneficial interest, as described below, to send duplicate copies of all confirmations covering any transactions as trades are effected and all account statements to the address listed above. I understand that for accounts maintained at Charles Schwab, E*Trade, Merrill Lynch, Fidelity Investments, Pruco Securities, Wachovia Securities or Computershare (formerly EquiServe), as well as Discretionary Accounts as defined in Section II.C.2., I do not need to contact these brokers in writing. Beneficial interest includes the following:

•	personal accounts;
•	accounts in which my spouse has a beneficial interest;**
•	accounts in which my minor children or any dependent family member has a beneficial interest;**
•	joint or tenant-in-common accounts in which I am a participant;
•	accounts for which I act as trustee, executor or custodian;
•	accounts over which I exercise control or have investment discretion; and
•	accounts of any individual to whose financial support I materially contribute.

** Due to applicable laws, employees located in Japan are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

Set forth below (and on accompanying pages if necessary) is a list of all such accounts (including my Discretionary Accounts and accounts held at Charles Schwab, E*Trade, Merrill Lynch, Fidelity Investments, Pruco Securities, Wachovia Securities and Computershare (formerly EquiServe)) indicating the individual holding the account, the social security number of that individual, the name of the institution, and the account number. I understand that I must promptly advise the Compliance Department of any change in this information or changes to my previously reported Discretionary Account agreements or circumstances surrounding these Discretionary Accounts and that I cannot influence or control trades in Discretionary Accounts. I understand that if I have been classified as a Covered or Access Person that in the event circumstances change for an account for which I have been granted an exception to maintain at a non-authorized brokerage firm, I must notify the Compliance Department immediately and request that the account be reviewed in light of the changed circumstances.

_____________________________	______________________________
Full Name of Employee	Business Unit/Location
_____________________________	______________________________

Revised 6/20/2000

Signature	Date

__________________________________

Social Security Number of Employee

List of all Accounts

Name of Individual	Social Security Number	Name of Institution	Account Number

Revised 6/20/2000

Exhibit 2b - Acknowledgment of the Personal Securities Trading Policy - International

I have read and understand the Personal Securities Trading Policy and have and will continue to comply in all respects with the rules contained therein.

I confirm that, where applicable, I have instructed in writing all brokers for all securities accounts in which I maintain a beneficial interest, as described below, to send duplicate copies of all confirmations covering any transactions as trades are effected and all account statements to the address listed below. I confirm that in cases where the broker cannot forward account information to Prudential that I will provide copies of all confirmations and account statements to Prudential in a timely manner.

Prudential Financial, Inc.

Compliance Department

P.O. Box 919

Newark, NJ 07101-9998

USA

I understand that for accounts maintained at Charles Schwab, E*Trade, Merrill Lynch, Fidelity Investments, Pruco Securities, Wachovia Securities or Computershare (formerly EquiServe), as well as Discretionary Accounts as defined in Section II.C.2., I do not need to contact these brokers in writing. Beneficial interest includes the following:

•	personal accounts;
•	accounts in which my spouse has a beneficial interest;**
•	accounts in which my minor children or any dependent family member has a beneficial interest;**
•	joint or tenant-in-common accounts in which I am a participant;
•	accounts for which I act as trustee, executor or custodian;
•	accounts over which I exercise control or have investment discretion; and
•	accounts of any individual to whose financial support I materially contribute.

** Due to applicable laws, employees located in Japan are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

Set forth below (and on accompanying pages if necessary) is a list of all such accounts (including my Discretionary Accounts and accounts held at Charles Schwab, E*Trade, Merrill Lynch, Fidelity Investments, Pruco Securities, Wachovia Securities and Computershare (formerly EquiServe)) indicating the individual holding the account, the social security number of that individual (if applicable), the name of the institution, and the account number. I understand that I must promptly advise the Compliance Department of any change in this information or changes to my previously reported Discretionary Account agreements or circumstances surrounding my Discretionary Accounts and that I cannot influence or control trades in Discretionary Accounts. I understand that if I have been classified as a Covered or Access Person that in the event circumstances change for an account for which I have been granted an exception to maintain at a non-authorized brokerage firm, I must notify the Compliance Department immediately and request that the account be reviewed in light of the changed circumstances.

Revised 6/20/2000

_____________________________	______________________________
Full Name of Employee	Business Unit/Location
_____________________________	______________________________
Signature	Date

__________________________________

Social Security Number of Employee

List of all Accounts

Name of Individual	Social Security Number	Name of Institution	Account Number

Revised 6/20/2000

Exhibit 3 – Compliance and Reporting of Personal Transactions

Investment Category/ Method	Sub-Category	Reportable (Yes/No)	Requires Pre-clearance for Access and Investment Personnel [61]	Comments
Bonds	ABS Agency CMO’s Convertibles Corporates MBS Municipals Public Offerings Treasury Bills, Notes, Bonds	Yes Yes Yes Yes Yes Yes Yes Yes No	Yes Yes Yes Yes Yes Yes Yes Yes No
Stocks (Purchases and sales of Individual Stocks)	Common Optional Dividend Reinvestments Preferred Public Offerings (Initial & Secondary) Rights Warrants Automatic Dividend Reinvestments	Yes Yes Yes Yes Yes Yes No	Yes Yes Yes Yes Yes Yes No	Private-Side Associates must preclear initial public offerings of securities, see Section VI.I.
Private Placements including Limited Partnerships		Yes	Yes	Private-Side Associates must preclear private placement transactions, see Section VI.H.
Open End Mutual Funds	Proprietary Non Proprietary Prudential Financial, Inc. Common Stock Fund	No No Yes	See rules below for Access and Investment Persons. Designated Persons must preclear all transactions in Prudential securities.	Transactions of the Prudential Financial, Inc. Common Stock Fund executed in the PESP plan are fed electronically to SMARTS.

_________________________

61 Designated Persons must preclear transactions in Prudential securities, See Section III.B.5. for more details.

Revised 6/20/2000

Open End Mutual Funds – For Investment Personnel, Access Persons and Private-Side Associates	Exchange Traded Funds Proprietary Non-Money Market Non-proprietary subadvised Non-Money Market Proprietary and Non-Proprietary Off-Shore Funds Money Market Funds Non Affiliated	Yes Yes Yes Yes No No	Yes, see Comments No No No No No

ETF’s registered as open end mutual funds must be precleared, except as noted in Exhibit 9.

Proprietary Funds include JennisonDryden, Strategic Partners, Target, and American Skandia Advisor funds. A list of non-proprietary subadvised funds can be found in Exhibit 7.

Closed End Funds & Unit Investments Trusts	Affiliated Funds Affiliated Unit Investment Trusts Non-Affiliated Funds Non-Affiliated Unit Inv. Trusts	Yes Yes Yes Yes	Yes No, see Comments Yes No, see Comments	ETF’s registered as unit investment trusts must be precleared, except as noted in Exhibit 9.
Derivatives

Any Exchange Traded, NASDAQ,

or OTC Option or Future Including

But not Limited To:

Security Futures/Single Stock Futures

All other Futures (Including Financial Futures)

Options on Foreign Currency

Options on Futures

Options on Indexes

Options on Securities

		Yes No Yes Yes Yes Yes	Yes, see Comments No, see Comments Yes Yes Yes, see Comments Yes	Options on indexes must be precleared except as noted in Exhibit 4. PAMCO NFA Associated Persons must preclear all futures transactions as per the PAMCO Compliance Manual.
Foreign Currency		No	No	Exchanges made for personal travel are not reportable.
Commodities	Other Commodities	No	No
Annuities & Life Insurance Contracts w/Investment Components (e.g. Variable Life)	Affiliated Non Affiliated	Yes** Yes**	No No

** Investment Personnel, Access Persons and Private-Side Associates must report transactions of both affiliated and non-affiliated variable life and annuities contracts where the underlying investment components invest in proprietary and/or subadvised non-proprietary mutual funds. In addition, any underlying sub-account transactions are also reportable.

Revised 6/20/2000

Stock or Option Bonus Awards Prudential Employees (Non-Pru Employee/ Household Member)

Shares or Options received as part of Compensation

Receipt of grant, including Options,

Restricted Stock (“RS”),

Restricted Stock Units (“RSU’s”)

or Performance Shares (“PS”)

Exercise of Employee Stock

Options

Sale of RS, RSU’s or PS

Options received as part of

Compensation

Shares received as part of

Compensation

Exercise of Employee Stock Options

Sale of Stock Received

		Yes, see Comments Yes, see Comments Yes, see Comments No Yes Yes Yes	No Yes Yes No No Yes Yes

Prudential employee stock or option bonus awards and subsequent transactions (i.e., option exercises and sales of RS, RSU’s and PS) are electronically reported to the Securities Monitoring Unit.

For Non-employee option bonus awards, the receipt is not reportable. However, the receipt of a stock award is reportable. The sale of stock or the exercise of an option is a reportable event.

Gifts Prudential securities All other gifts	Gifts given and received Given by Employee - Bonds and/or Stock Received by Employee - Bonds and/or Stock	Yes Yes No	Yes Yes No

For non-Prudential securities, a gift given to a charity is reportable, however, the receipt of a gift is not a reportable transaction under the Personal Securities Transaction Policy. Please see the Gift and Entertainment Policy for additional reporting requirements for gifts.

Revised 6/20/2000

Exhibit 4 – Index Options On a Broad-Based Index that are Exempt from Preclearance

TICKER SYMBOL	DESCRIPTION
DJX	Dow Jones Industrial (30) Average
GTC	GSTI (Goldman Sachs 178 Technology Companies)
MID	S&P Midcap 400 Open/Euro Index
MNX	CBOE Mini-NDX (1 tenth value of NDX Index)
NFT	MSCI Multinational Company Index (50 US Stocks)
NIK	Nikkei 300 Index CI/Euro
OEX	S&P 100 Close/Amer Index
RAG	Russell 3000 Growth
RAV	Russell 3000 Value
RDG	Russell MidCap Growth
RLG	Russell 1000 Growth
RLV	Russell 1000 Value
RMC	Russell MidCap
RMV	Russell Midcap Value
RUA	Russell 3000
RUI	Russell 1000 Index
RUJ	Russell 2000 Value
RUO	Russell 2000 Growth
RUT	Russell 2000 Open/Euro Index
SML	S&P Small Cap 600
SPL	S&P 500 Long-Term Close
SPX	S&P 500 Open/Euro Index
TXX	CBOE Technology Index (30 Stocks)
VRU	Russell 2000 Long-Term Index
XEO	S&P 100 Euro Style
ZRU	Russell 2000 L-T Open./Euro

Revised 6/20/2000

Exhibit 5 – Personal Securities Holdings Report

Reviewed by:	Initials:______	Date:______

Personal Securities Holdings Report

To:	Jennifer Brown,
Securities Monitoring Unit
Compliance Department

From:	_______________________________	SS#: _____________

Department: ___________________________________ Division: _______________

Signed:	____________________________________
Date:__________________

Listed below are all securities that I held, including those in which I had a direct or indirect beneficial interest, as of a date within the previous 45 days, as required by the Personal Securities Trading Policy and the Mutual Fund Code of Ethics.

Public Securities (including proprietary and non-proprietary subadvised mutual funds)

	Number	Mkt Value/	Broker-Dealer	Account
Title of Security	Of Shares	Principal Amt	or Institution	Number	Ticker

______________          ____________________ ___________________________

______________          ____________________ ___________________________

______________          ____________________ ___________________________

______________          ____________________ ___________________________

______________          ____________________ ___________________________

Private Securities (e.g., limited partnerships, private placements).

Number	Mkt Value/	Broker-Dealer	Account

Revised 6/20/2000

Title of Security	Of Shares	Principal Amt	or Institution	Number

______________	_________	___________ ____________	_________

______________	_________	___________ ____________	_________

______________	_________	___________ ____________	_________

Exhibit 6 -- Section 16 Insiders and Designated Persons Preclearance Request Form

This form is for preclearing transactions in Prudential securities. Please include all requested information. An associate from the Securities Monitoring Unit of the Compliance Department will review and respond to this request. The response will indicate that your request has either been approved or denied. A request is not considered approved until you receive a confirmation of approval from the Securities Monitoring Unit. Preclearance is only valid until the close of the market on the day approval is granted. Preclearance Forms should be faxed to the Securities Monitoring Unit at (973) 802-7454.

Part I – Information on Individual Requesting Preclearance:

Name: __________________________________ Phone #:______________    Fax #: ________________

Department:___________________________________	Division:___________________________

In making this transaction, I understand it is my personal obligation under federal securities law not to trade securities of Prudential Financial, Inc. while in possession of material nonpublic information about the Company. This obligation continues during open trading windows and even where I have had a trade precleared.

___________________________ [Employee’s Signature]

If you have any questions, please contact Richard Baker from the Securities Monitoring Unit at (973) 802-6691.

Part II - Transaction Information:

Date: _______________________	Number of Shares/Options: ______
Transaction Type:

Open Market Transactions

______ Buy

______ Sell*

Stock Option Exercises

______ Cashless Exercise (Exercise and Sell all Options)

______ Exercise & Sell to Cover (Exercise and Sell only enough shares to cover option cost and taxes)

______ Exercise & Hold (Exercise options and hold shares – no sale involved)

PESP Transactions

______Exchange (into or out of Company Stock Fund)

______Allocation Change (Company Stock Fund)

______Catch-up Contribution (Company Stock Fund)

______Deferral Rate Change (Company Stock Fund)

______Disbursement (from Company Stock Fund)

______Loans (impacting Company Stock Fund)
Other Benefit Plan Elections

______Deferred Compensation Elections (impacting Company Stock Fund)

______MasterShare Elections (impacting Company Stock Fund)

Revised 6/20/2000

Asset Type:	______Common Stock	______Employee Stock Option	______Company Stock Fund

* Do you currently hold securities to cover this transaction? ______ (Note that this question applies to all sales due to the fact that short sales are prohibited.)

Account in which transaction will take place:          Brokerage Firm_______________________________________

Account No. _________________________________________

Part III – Information To Be Completed by Section 16 Insiders Only:

Have you traded the same or equivalent security for your personal account, accounts in which you have a beneficial interest, such as accounts of your spouse or family members, or accounts over which you maintain investment discretion within the past six months? If yes, the Securities Monitoring Unit may contact you for additional information.______________

Comments: ______________________________________________________________________

Part IV – Compliance/Law Response

Compliance Response:                  APPROVED : ____ DENIED:_____REVIEWER :____________DATE/TIME:__________

Law Response (for Section 16 Insiders Only): APPROVED : ____ DENIED:_____ REVIEWER :___________ DATE/TIME:__________

Revised 6/20/2000

Exhibit 7 -- Non Proprietary Subadvised Mutual Funds

PIM Subadvised Funds

SEI Global Master Fund PLC (SGMF) – SEI Global Developed Markets Fund (Ireland)

SEI Global Master Fund PLC (SGMF) – SEI U.S. Large Companies Fund

SEI Institutional International Trust (SIT) – International Equity Fund

SEI Institutional Investments Trust (SIIT) – Disciplined Equity Fund

SEI Institutional Investments Trust (SIIT) – International Equity Fund

SEI Institutional Investments Trust (SIIT) – Large Cap Fund

SEI Institutional Investments Trust (SIIT) – World Equity Ex US Fund

SEI Institutional Managed Trust (SIMT) – Large Cap Growth Fund

SEI Institutional Managed Trust (SIMT) – Large Cap Diversified Alpha Fund

SEI Investments Canada Company (SIGF): SEI Investments U.S. Equity Large Cap Company Fund (3044)

Jennison Subadvised Funds

AEGON/Transamerica Series Fund, Inc. – Jennison Growth

Allmerica Investment Trust – Select Growth Fund

Dreyfus Variable Investment Fund – Special Value Portfolio

Harbor Capital Appreciation Fund

Harbor Capital Appreciation Ret

Harbor Capital Appreciation Inv

The Hartford Select Small Cap Growth Fund

The Hirtle Callaghan Trust - The Growth Equity Portfolio

Jennison Conservative Growth Fund

John Hancock Trust- Capital Appreciation Trust

John Hancock Trust- Series II

John Hancock Fds II Capital App

The MainStay Funds - MainStay MAP Fund

Mainstay MAP FD Cl A

Mainstay MAP FD Cl B

Mainstay MAP FD Cl C

Metropolitan Series Fund, Inc. – Jennison Growth Portfolio

Ohio National Fund, Inc. – Capital Appreciation Portfolio

Pacific Select Fund – Health Sciences Portfolio

Preferred Large Cap Growth

The Preferred Group of Mutual Funds - Preferred Large Cap Growth Fund

Transamerica IDEX Mutual Funds – TA IDEX Jennison Growth

Transamerica IDEX Jennison Growth Class A

Transamerica IDEX Jennison Growth Class B

Transamerica IDEX Jennison Growth Class C

USAllianz Variable Insurance Products Trust – USAX Jennison 20/20 Focus Fund

USAllianz Variable Insurance Products Trust – USAX Jennison Growth Fund

Revised 6/20/2000

Exhibit 8 – Initial Public Offering and Private Placement Preclearance Form for Access Persons and Private-Side Associates

This form is for preclearing transactions in Initial Public Offering (IPO’s) and Private Placements for Access Persons and Private-Side Associates. Please include all requested information and submit the form to your business unit compliance officer. Your business unit compliance officer will review and respond to this request. The response will indicate that your request has either been approved or denied. A request is not considered approved until you receive a confirmation of approval from your business unit compliance officer.

Part I – Information on Individual Requesting Preclearance:

Name: __________________________________ Phone #:______________    Fax #: ________________

Department:___________________________________	Division:___________________________

Employee’s signature: ___________________________

Part II - Transaction Information:

Date: _______________________	Number of Shares/Options: ______
Transaction Type:

_______Initial Public Offering

_______Private Placement/Limited Partnership (A copy of the subscription agreement must be submitted to the Securities Monitoring Unit of the Compliance Department).

Name of Issuer:	_________________________________

Account in which transaction will take place:

Brokerage Firm_______________________________________

Account No. _________________________________________

Comments: ______________________________________________________________________

Part IV – Compliance/Law Response

Compliance Response:

APPROVED : ____ DENIED:_____REVIEWER :____________DATE/TIME:__________

Revised 6/20/2000

Exhibit 9 – Exchange Traded Funds that are Exempt from Preclearance

Name Of ETF	Symbol

Equity ETF’s

SPDR	SPY
Nasdaq 100	QQQQ
iShares Russell 2000	IWM
S&P MidCap 400	MDY
iShares MSCI Emerging Mkts	EEM
iShares MSCI EAFE	EFA
iShares Russell 2000 Value	IWN
iShares Russell 2000 Growth	IWO
iShares Russell 1000 Value	IWD
iShares Russell 2000 Growth	IWF
iShares Russell 1000	IWB
Vanguard Total Stk Mkt VIPERS	VTI

Fixed Income ETF’s

iShares Lehman 1-3 Yr Treasury	SHY
iShares Lehman 7-10 Yr Treasury	IEF
iShares Lehman 20+ Yr Treasury	TLT
iShares Lehman GS $ InvesTop Corp	LQD
iShares Lehman Aggregate	AGG
iShares Lehman TIPS	TIP

Revised 6/20/2000

INVESTMENT ADVISER CODE OF ETHICS

INTRODUCTION

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics (the “Code”) designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, the Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and in some cases, also as Access Persons, of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Persons is associated.

Employees identified as Supervised and Access Persons must comply with the Code. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

GENERAL ETHICAL STANDARDS

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Prudential expects associates to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each associate’s responsibility to ensure that we:

•	Nurture a company culture that is highly moral and make decisions based on what is right.
•	Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.
•	Create an environment where associates conduct themselves with courage, integrity, honesty and fair dealing.
•	Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.
•	Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our

Revised 6/20/2000

Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

INVESTMENT ADVISER FIDUCIARY STANDARDS

Investment advisers frequently are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client’s interest ahead of the firm’s. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Advisers will not engage in fraudulent, deceptive or manipulative conduct with respect to clients. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. If it is, they are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client’s interest ahead of their own personal interest. An employee’s fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates.

Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

REPORTING VIOLATIONS OF THE CODE

It is the responsibility of each Supervised Person and Access Person to promptly report any violations of this Code to his/her Chief Compliance Officer.

INCORPORATED POLICIES

In addition to this document the following policies are also considered part of this Code:

•

Statement of Policy Restricting Communication and the Use of Issuer-Related Information By Prudential Investment Associates (“Chinese Wall Policy”). It is each Supervised and Access Person’s responsibility to know whether their investment management unit is subject to the information barrier restrictions under the Chinese Wall Policy.

•	Personal Securities Trading Policy
•	Section I – Prudential’s Policy Statement on Insider Trading
•	Section II – Securities Trade Monitored for Covered and Access Persons
•	Section IV – Trading Restrictions for Employees of Broker-Dealers
•	Section V – Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers
•	Section VI – Trading Restrictions for Private Asset Management Units

Revised 6/20/2000

ADDITIONAL RESOURCES

Although not part of the Code, the Company’s ethics policy, Making the Right Choices, applies to all Prudential employees, including those affiliated with an investment adviser. In addition to the Code, employees in the investment advisory business are also subject to all applicable compliance manuals, policies and procedures.

If you have any questions as to your requirements under the Code or as to which registered investment adviser(s) you are affiliated with, you should contact your business unit compliance officer.

Revised 6/20/2000

STATEMENT OF POLICY RESTRICTING COMMUNICATION AND USE

OF ISSUER-RELATED INFORMATION BY PRUDENTIAL INVESTMENT ASSOCIATES

INTRODUCTION

Prudential’s Ethics Policy requires Prudential associates to conduct every aspect of our business in a fair, lawful and ethical manner and to maintain the confidentiality of confidential or proprietary information obtained in the course of their employment, including information with respect to the financial condition and business activity of any enterprise with which Prudential is doing business. The Federal securities laws prohibit Prudential and Prudential associates from trading securities on the basis of material non-public information and require Prudential to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of material non-public information by Prudential or any Prudential associate. This Statement of Policy, which replaces the “Policy Statement Concerning Handling of Non-Public Investment Information” originally adopted in 1988, is designed to ensure that Prudential’s investment operations comply with these requirements.

The Statement of Policy establishes a “Chinese Wall” between Prudential investment units engaged in private fixed-income, equity and real estate investing (which often acquire non-public information) and Prudential investment units engaged in the management of portfolios of publicly traded securities. It prohibits, without the prior approval of compliance officers, the communication by employees assigned to “private-side” units to employees assigned to “public-side” units (and to employees assigned to Prudential Securities business units that engage in trading, sales and research activities) of any information with respect to identified issuers as to which the private-side units possess material non-public information. It also prohibits communication by employees assigned to “public-side” units with employees assigned to “private-side” units (and with employees assigned to Prudential Securities business units that engage in investment banking and merchant banking activities) for the purpose of eliciting material non-public information with respect to issuers of publicly traded securities. The Statement of Policy also establishes access restrictions, compliance monitoring procedures and training and confirmation procedures that are designed to ensure compliance with the communication restrictions.

All employees assigned to Prudential investment units are expected to become familiar with and to comply with the Statement of Policy. All such employees will be required to sign an annual statement confirming their understanding of and compliance with the Statement of Policy. Violations of the Statement of Policy will be considered serious matters and may lead to serious disciplinary actions, including termination of employment in appropriate cases.

Any questions with respect to the Statement of Policy should be referred to compliance officers or the Law Department.

Revised 6/20/2000

1.	COMMUNICATION RESTRICTIONS

A.

Restricted Communications by Private-Side Associates. Without the prior written approval of Compliance Officers, Private-Side Associates shall not communicate to Public-Side Associates or PSI Marketing-Side Associates any information (whether or not material or non-public) with respect to (i) an identified issuer whose name appears on the Private-Side Monitored List or (ii) any other identified issuer of publicly traded securities with respect to which the Private-Side Associate possesses material non-public information. This restriction applies to both oral and written communication, including communication through electronic media.

B.

Restricted Communications by Public-Side Associates. Public-Side Associates shall not communicate with Private-Side Associates or PSI Banking-Side Associates for the purpose of (i) eliciting material non-public information with respect to issuers of publicly traded securities, (ii) determining whether particular Private-Side Associates or PSI Banking-Side Associates possess material non-public information with respect to particular issuers of publicly traded securities or (iii) determining whether the names of particular issuers of publicly traded securities appear on the Private-Side Monitored List. This restriction applies to both oral and written communication, including communication through electronic media. In the event that a Public-Side Associate directs to a Private-Side Associate an inquiry with respect to (x) an issuer whose name appears on the Private-Side Monitored List or (y) any other issuer of publicly traded securities with respect to which the Private-Side Associate possesses material non-public information, the Private-Side Associate may offer to provide publicly available information but shall not communicate any other information with respect to such issuer and shall not disclose that the issuer’s name appears on the Private-Side Monitored List or that the Private-Side Associate possesses material non-public information with respect to such issuer.

C.

Materiality Guidelines. Corporate Compliance, in consultation with the Law Department, shall establish and maintain guidelines with respect to the materiality of non-public issuer-related information of the types commonly possessed by Prudential Investment Associates. The materiality guidelines, and any modifications thereof approved by Corporate Compliance, shall be communicated in writing to all Prudential Investment Associates. All determinations of the materiality of non-public issuer-related information for purposes of paragraphs 1A, 1B, 3A and 3B and for all other purposes of this Statement of Policy shall be consistent with the materiality guidelines, except in cases where Compliance Officers, in consultation with the Law Department, determine in writing that the materiality guidelines should not apply. Any questions that Prudential Investment Associates may have with respect to the materiality of particular non-public

Revised 6/20/2000

information should be referred to Compliance Officers (who may make determinations in consultation with the Law Department) or directly to the Law Department.

D.

Issuer Identification. For purposes of paragraph 1A and for all other purposes of this Statement of Policy, an issuer shall be deemed to be “identified” in relation to information where the information includes either the issuer’s identity or other facts from which a knowledgeable investment analyst could infer the issuer’s identity.

E.

Approved Communications. Compliance Officers shall make their approval of communications otherwise prohibited under paragraph 1A subject to such conditions as they may deem appropriate to ensure that Private-Side Associates will not communicate to Public-Side Associates or PSI Marketing-Side Associates any material non-public information with respect to identified issuers of publicly traded securities. Examples of conditions that may be deemed appropriate on a case-by-case basis include monitoring of oral communications by Compliance Officers or Prudential investment lawyers, recording of oral communications for subsequent monitoring, limitations on the subjects to be addressed in oral communications, pre-clearance of written communications, and the use of code names in oral and written communications.

F.

Confidentiality Agreements. This Statement of Policy does not affect obligations under confidentiality agreements restricting the internal or external communication of issuer-related information by Prudential associates.

2.	ACCESS RESTRICTIONS

A.

Internal Meetings. Without the prior written approval of Corporate Compliance, Public-Side Associates shall not attend or participate in those parts of Board of Directors, Investment Committee, Financial Controls Council or other oversight meetings or teleconferences during which Private-Side Associates make presentations that are expected to include non-public information with respect to identified issuers of publicly traded securities.

B.

Records. Without the prior written approval of Corporate Compliance, Public-Side Associates shall not have access to Investment Committee memoranda, portfolio reports, paper or electronic files or computer databases prepared or maintained by Private-Side Associates that include non-public information with respect to identified issuers of publicly traded securities. For purposes of this paragraph 2B, the Private-Side Monitored List, as well as quality ratings assigned to issuers by Private Market Units, shall be deemed to incorporate non-public information.

2

Revised 6/20/2000

C.

Office Space. Public-Side Associates and Private-Side Associates shall not maintain offices on the same floor of any building, except pursuant to arrangements approved in writing by Corporate Compliance.

D.	Trading Rooms. Without the prior written approval of Compliance Officers, Private-Side Associates shall not enter trading rooms maintained by Public Market Units.

3.	COMPLIANCE MONITORING

A.

Public-Side Restricted List. Corporate Compliance shall maintain (in electronic format) a list of all issuers of publicly traded securities with respect to which Public-Side Associates possess material non-public information. Whenever any Public-Side Associate obtains (from any source) material non-public information with respect to an issuer of publicly traded securities, the Public-Side Associate shall immediately notify the appropriate business unit compliance officer, who shall immediately arrange for the issuer’s name to be placed on the Public-Side Restricted List and maintained thereon until such time as the business unit compliance officer concludes that no Public-Side Associate possesses material non-public information with respect to the issuer. Without the prior written approval of Corporate Compliance and the Law Department, Public-Side Associates shall not purchase or sell, for any account, securities of any issuer whose name appears on the Public-Side Restricted List, or any options or futures contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

B.

Private-Side Monitored List. The principal Private Market Unit compliance officer shall maintain (in electronic format) a list of all issuers of publicly traded securities with respect to which Private-Side Associates possess material non-public information. Whenever any Private-Side Associate obtains (from any source) material non-public information with respect to an issuer of publicly traded securities, the Private-Side Associate shall immediately notify the appropriate business unit compliance officer, who shall immediately arrange for the issuer’s name to be placed on the Private-Side Monitored List and maintained thereon until such time as the business unit compliance officer concludes that no Private-Side Associate possesses material non-public information with respect to the issuer. Without the prior written approval of the appropriate business unit compliance officer and the Law Department, Private-Side Associates shall not purchase or sell, for any account, securities of any issuer whose name appears on the Private-Side Monitored List, or any options or futures contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

Revised 6/20/2000

C.

Monitoring of Public-Side Trading. On each business day, Corporate Compliance shall arrange (i) for reports of trades executed by Public Market Units on the 15 preceding calendar days to be compared with the Private-Side Monitored List as of the next preceding business day, (ii) for all trades in securities of issuers whose names appear on the Private-Side Monitored List to be identified and (iii) for each such trade to be reviewed and, in appropriate cases, investigated pursuant to procedures approved in writing by Corporate Compliance. The outcomes of investigations conducted pursuant to this paragraph 3C shall be documented in memoranda filed with Corporate Compliance.

D.

Monitoring of PSI Marketing-Side Trading. Corporate Compliance shall arrange for the Public-Side Restricted List and the Private-Side Monitored List, together with copies of any written approvals by Compliance Officers of communications to PSI Marketing-Side Associates otherwise prohibited under paragraph 1A, to be provided to PSI’s Compliance Department for comparison with trades executed by PSI Marketing-Side Units and for such further action as PSI’s Compliance Department may deem appropriate.

E.

Monitoring of Employee Trading. Corporate Compliance shall arrange for reports of trades executed by Prudential Investment Associates for their own account to be compared with both the Private-Side Monitored List and the Public-Side Restricted List pursuant to Prudential’s securities trade monitoring system applicable to employee trading.

4.	TRAINING AND CONFIRMATIONS

A.

Initial Training. Whenever a new employee is assigned to a Prudential Investment Unit (other than upon transfer from another Prudential Investment Unit) and thereby becomes a Prudential Investment Associate, the appropriate business unit compliance officer shall, on the effective date of the assignment, provide the new Prudential Investment Associate with copies of this Statement of Policy and the materiality guidelines established pursuant to paragraph 1C. Within 30 days thereafter, the new Prudential Investment Associate shall attend a presentation on this Statement of Policy by the appropriate business unit compliance officer or by a Prudential investment lawyer. The presentation shall include explanations of the materiality guidelines established pursuant to paragraph 1C and the meanings of the terms “material” and “non-public” for purposes of this Statement of Policy.

B.

Annual Training. At least once in each calendar year, each Prudential Investment Associate shall attend a presentation on this Statement of Policy by Corporate Compliance, business unit compliance officer(s)

Revised 6/20/2000

and/or Prudential investment lawyer(s). The presentation shall include explanations of the materiality guidelines established pursuant to paragraph 1C and the meanings of the terms “material” and “non-public” for purposes of this Statement of Policy.

C.

Annual Confirmations. Within 30 days after the end of each calendar year, each Prudential Investment Associate shall file with Corporate Compliance written confirmation that such Prudential Investment Associate (i) has read and understands this Statement of Policy, (ii) attended a presentation on this Statement of Policy during the preceding calendar year, (iii) complied with this Statement of Policy during the preceding calendar year and (iv) is not aware of any violation of this Statement of Policy by another Prudential Investment Associate.

D.

Transfers to Public Market Units. Whenever a Private-Side Associate transfers to a Public Market Unit and thereby becomes a Public-Side Associate, the new Public-Side Associate shall, on the effective date of the transfer, sign and file with Corporate Compliance a memorandum (i) confirming the signer’s understanding of the signer’s new responsibilities as a Public-Side Associate and (ii) identifying the issuers of publicly traded securities (if any) with respect to which the signer possesses material non-public information. The name(s) of any issuer(s) of publicly traded securities so identified shall be immediately placed on the Public-Side Restricted List.

5.	EXCEPTIONS AND MODIFICATIONS

A.	Approval. Exceptions to and modifications of this Statement of Policy shall be approved by the Executive or Senior Vice President in charge of Corporate Governance or the Administrative Officer.

B.

Documentation. The reasons for, and any conditions applicable to, each exception and modification shall be recorded in a memorandum approved by the officer who approves the exception or modification, which shall be filed with Corporate Compliance. Corporate Compliance shall maintain a central file of such memoranda, together with the materiality guidelines established pursuant to paragraph 1C and all other written approvals, confirmations, determinations, memoranda and communications required by this Statement of Policy.

6.	DEFINITIONS

For purposes of this Statement of Policy, the following terms have the meanings specified below:

Revised 6/20/2000

“Administrative Officer” means the Chief Compliance Officer of Prudential or such other officer as the Executive or Senior Vice President in charge of Corporate Governance may from time to time designate.

“Compliance Officer” means a compliance officer assigned to Corporate Compliance or a business unit compliance officer.

“Corporate Compliance” means the Corporate Compliance Division of the Corporate Governance Department.

“Private Market Units” means those Prudential business units identified as “Private Market Units” in the schedule attached as Exhibit A hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“Private-Side Associates” means (i) employees assigned to Private Market Units and (ii) employees assigned to the Operations & Systems Department who support Private Market Units.

“Private-Side Monitored List” means the list (of all issuers of publicly traded securities with respect to which Private-Side Associates possess material non-public information) maintained pursuant to paragraph 3B.

“Prudential Investment Associates” means Private-Side Associates and Public-Side Associates.

“Prudential Investment Unit” means a Private Market Unit or a Public Market Unit.

“PSI” means Prudential Securities Incorporated.

“PSI Banking-Side Associates” means employees assigned to those PSI business units identified as “Banking Units” in the schedule attached as Exhibit B hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“PSI Marketing-Side Associates” means employees assigned to PSI Marketing-Side Units.

“PSI Marketing-Side Units” means those PSI business units identified as “Marketing Units” in the schedule attached as Exhibit B hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“Public Market Units” means those Prudential business units identified as “Public Market Units” in the schedule attached as Exhibit A

Revised 6/20/2000

hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“Public-Side Associates” means (i) employees assigned to Public Market Units and (ii) employees assigned to the Operations & Systems Department who support Public Market Units.

“Public-Side Restricted List” means the list (of all issuers of publicly traded securities with respect to which Public-Side Associates possess material non-public information) maintained pursuant to paragraph 3A.

7.	MISCELLANEOUS

A.

Effective Date. This Statement of Policy shall be effective as of a date to be specified in a memorandum signed by the Senior Vice President in charge of the Audit Compliance & Investigations Department. The memorandum shall confirm that the materiality guidelines contemplated by paragraph 1C, the compliance monitoring procedures contemplated by paragraph 3 and the training and confirmation procedures contemplated by paragraph 4 are all in place. The effective date shall be announced to Prudential Investment Associates at least one week in advance. Modifications to this policy will be effective upon approval by the Executive Vice President or Senior Vice President in charge of Corporate Governance or the Administrative Officer.

B.

Prior Policy Statements. This Statement of Policy shall supersede all prior policy statements restricting the communication and use of issuer-related information by Prudential Investment Units generally, but it shall not supersede policy statements adopted by particular Prudential Investment Units that are consistent with this Statement of Policy.

Revised 6/20/2000

CHINESE WALL STATUS OF

PRUDENTIAL INVESTMENT UNITS

(effective as of June 20, 2000)

PRIVATE MARKET UNITS	PUBLIC MARKET UNITS

Prudential Capital Group[1]	INTECH[1]

Prudential Mortgage Capital Company[1]
Jennison Associates[1]
Prudential Real Estate Investors[1,2]	Quantitative Management
Prudential Timber Investments	Prudential Investments Individually Managed Accounts

PREI International[1]	Prudential Asset Management Japan[1]
PRICOA Property Investment Management
PRICOA Property Private Equity	Prudential Global Asset Management-Fixed Income[1]
Global Realty Advisors
Prudential Real Estate Securities Investors[1]
Prudential Agricultural Group[1]
Structured Finance Group[1]
Private Equity Group[1]
ARGUS Capital Group	Prudential Global Funding
Direct Private Equity Team
PRICOA Capital Group
Prudential Asia Infrastructure Investors
Prudential Asset Management Asia
Prudential Equity Investors
Prudential Latin America Investments

Portfolio Management Group

Investment Risk Group

_________________________

1 Unit of Prudential Global Asset Management

2 Excluding Prudential Real Estate Securities Investors

Revised 6/20/2000

EXHIBIT A

CHINESE WALL STATUS OF UNITS

OF PRUDENTIAL SECURITIES INCORPORATED

(effective as of June 20, 2000)

BANKING UNITS	MARKETING UNITS

Investment Banking1	Equity Capital Markets

Public Finance -- Banking	Equity Products & Strategies

Taxable Fixed Income -- Banking	Equity Trading, Sales & Research

International -- Banking	Municipal Underwriting & Trading

Municipal Research

Private Client Group (Retail Activity)

Taxable Fixed Income -- Trading & Research

International (-- Retail) & Futures

National Sales

Prudential Securities Portfolio Management and Quantum Group2

L:\MFApps\CLUSTER-GENERAL\Bible\Codes of Ethics\Code of Ethics and Personal Securities Trading Policy of Prudential 1-9-06.doc

_________________________

1 Includes Prudential Volpe Technology Group and Prudential Vector.

2 Commonly referred to as the PSPM and Quantum Group.

Revised 6/20/2000